Exhibit 3a: Limited Liability Company Agreement for VestFundr, LLC

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

of

VestFundr, LLC

a Delaware series limited liability company

This Limited Liability Company Operating Agreement of VestFundr, LLC (the “Agreement”) is made and entered into effective as of October 14, 2025, the date the Certificate of Amendment to the Certificate of Formation was filed with the Delaware Secretary of State, by the Initial Member and among the Manager(s) and the several persons whose names and addresses are set forth in the Register, and whose signatures appear on the counterpart signature pages attached hereto, and any other Person who shall hereafter execute this Agreement as a Member of VestFundr, LLC, (the “Company”) pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time.

W I T N E S S E T H

WHEREAS the parties hereto, wishing to form and become members of a limited liability company called VestFundr, LLC under and pursuant to the laws of the State of Delaware;

WHEREAS, the Company was initially formed as PropFundr, LLC on August 13, 2025 pursuant to, and in accordance with, the Delaware Limited Liability Company Act (6 Del. C. ?? 18-101 et seq.), as amended from time to time (the "Act"), by an authorized person, by the filing of a Certificate of Formation of the Company with the Secretary of State of the State of Delaware, and the Manager and the Initial Member hereby adopt and ratify the Certificate of Formation, as amended thereafter, and all acts taken by the authorized person in connection therewith;

WHEREAS, the Company was formed pursuant to, and in accordance with, the Act and the Certificate of Formation identifies that the Company intends to operate as a series limited liability company by establishing one (1) or more registered series in accordance with ? 18-218 of the Act wherein the assets of any individual registered series shall be solely liable for any debts, liabilities, obligations and expenses incurred by that individual registered series and any debts, liabilities, obligations and expenses incurred by a individual registered series shall not affect any other assets of the Company nor any other Company series;

WHEREAS the parties agree that their respective rights, powers, duties and obligations as members of the Company, and the management, operations and activities of the Company, shall be governed by this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions contained herein, the parties hereby agree as follows:

Article I

DEFINITIONS

1.1    Definitions. Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in this Section 1.1:

Act means the Delaware Limited Liability Company Act (6 Del. C. ?? 18-101 et seq.), as from time to time in effect in the State of Delaware, or any corresponding provision(s) of any succeeding or successor law of such State; provided, however, that in the event that any amendment to the Act, or any succeeding or successor law, is applicable to the Company only if the Company has elected to be governed by the Act as so amended or by such succeeding or successor law, as the case may be, the term “Act” shall refer to the Act as so amended or to such succeeding or successor law only after the appropriate election by the Company, if made, has become effective.

Accredited Investor means a Person meeting the investor specification as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Acquisition Expenses means in respect of each Company Series, the fees, costs and expenses allocable to such Company Series (or such Series pro rata share of any such fees, costs and expenses allocable to the Company) and incurred in connection with the discovery, evaluation, investigation, development and acquisition of a Series Property, including but not limited to real estate or financing brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Series Property was acquired using debt prior to completion of the closing on a Series property), technology costs, photography and videography expenses in order to prepare the profile for the Series Property to be accessible to investors via an online platform and any blue sky filings required in order for such Series to be made available to Members in certain states and other similar costs and expenses incurred in connection with the evaluation, discovery, investigation and acquisition of a Series Property.

Additional Member means a Person admitted as a Member of the Company and associated with a Series in accordance with Article III as a result of an issuance of Interests of such Series to such Person by the Company.

Affiliate of a Member, Manager or Person means any Person, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by, or under common control with the Member or a Manager or a Person, as applicable. The term “control,” as used in the immediately preceding sentence, means with respect to a corporation, limited liability company, or other entity with voting securities, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to such controlled corporation, limited liability company or other entity with voting securities and, with respect to any individual, partnership, trust, estate, association or other entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity by contract or otherwise.

Agreement or Operating Agreement means this Limited Liability Company Operating Agreement, as originally executed and as may be hereafter amended, modified or supplemented from time to time. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder,” when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

Aggregate Ownership Limit means, for all Company Members, such aggregate Percentage Interests threshold in all Company Series as set forth by the Manager or Series Designation, unless such Aggregate Ownership Limit is otherwise (i) modified for a specified Member through the establishment of an Excepted Holder Limit pursuant to Section 4.5(d), or (ii) waived in writing by the Manager, both determined in its sole discretion.

Allocation Policy means the expense apportionment policy of the Company adopted by the Manager in accordance with Section 5.1(v), pursuant to which the Manager will allocate revenues and costs among the various Series. The Allocation Policy requires that items not related to a specific Series will be allocated across all Series pro rata based upon the value of the underlying Series Properties or the number of Series Properties, as determined by the Manager in its sole discretion. The Manager may amend the Allocation Policy in its sole discretion from time to time.

Assets has the meaning assigned to such term in Section 3.4(d)(i).

Asset(s) associated with that Series has the meaning assigned to such term in Section 3.4(d)(i).

Asset Management Fee means a fee paid to the Manager by the Company or any Company Series for the management of and administration efforts associated with all Company and Company Series assets. The Manager shall be entitled to receive a fee not to exceed two percent (2.0%) of the aggregate amount of the book value of the Company’s and all Company Series’ assets, including Capital Contributions, annualized and paid quarterly at the sole discretion of the Manager. Asset Management Fees due and owing to the Manager yet not paid by the Company to the Manager when due and owing shall accrue in an account for the benefit of the Manager designated as Deferred Asset Management Fees for future disbursement to the Manager, in such amounts and at times in the sole discretion of the Manager.

Bankruptcy means, with respect to a Member: (i) such Member makes an assignment for the benefit of creditors; (ii) such Member files a voluntary petition in bankruptcy; (iii) such Member is adjudged as bankrupt or insolvent, or has entered against him, her or it an order for relief, in any bankruptcy or insolvency proceeding; (iv) such Member files a petition or answer seeking for himself or itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) such Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him, her or it in any proceeding of a nature described in this definitional subsection; (vi) such Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of his, her, or its properties; or (vii) one hundred twenty (120) days after the commencement of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within ninety (90) days after the appointment without the Member’s consent or acquiescence of a trustee, receiver or liquidator of the Member or of all or any substantial part of his, her or its properties, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated.

Beneficial Ownership shall mean ownership of Membership Interests in a Series by a Person, whether the Membership Interests are held directly or indirectly (including by a nominee), and shall include Interests that would be treated as owned through the application of Sections 856(h)(1) and/or 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code, provided, however, that in determining the number of Membership Interests Beneficially Owned by a Person, no Interest shall be counted more than once. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Broker means any SEC registered and FINRA member broker-dealer who has been appointed by the Company (and as the Manager may select in its reasonable discretion) and specified in any Series Designation to provide execution and other services relating to an Offering to the Company, or its successors from time to time, or any other broker in connection with any Offering.

Brokerage Fee means the fee payable to any Broker for the purchase by any Person of Series Interests in an Offering equal to an amount agreed to between the Manager and a Broker from time to time and may be specified in any Series Designation.

Business Day means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are authorized or required to close.

Capital Account means with respect to any Member, the aggregate Capital Contribution(s) of such Member to a Series, reduced by the total amount of Series distributions disbursed to the Member declared by Manager as a return of Member capital.

Capital Contribution means with respect to any Member, the amount of cash and the initial Gross Asset Value of any other property contributed or deemed contributed to the capital of the Company or a Series by or on behalf of such Member, reduced by the amount of any liability assumed by such Series relating to such property and any liability to which such property is subject.

Capital Transaction Event means the sale or refinance of a Company Series Property or asset(s), or sale of substantially all of the assets of the Company Series or upon dissolution of the Company Series (or net proceeds of refinance or liquidation, as the case may be).

Certificate of Formation means the Certificate of Formation of the Company or with respect to a Company Series, the Certificate of Formation of any particular Company Series, and any amendments thereto filed with the Secretary of State of the State of Delaware.

Charitable Trust Account means the segregated account defined in Section 4.6 that shall act as a repository to hold in trust for (i) any relevant Holder their Interests that are determined to be Excessive Holdings, or (ii) the Interests associated with a proposed Transfer that is not in accordance with Article IV. Any distributions due and owing to any Interests held in this segregated trust account shall be distributed to charitable organizations determined in the sole discretion of the Manager. Class A Interest means a membership share in any Company Series, measured in Units, which is acquired by a Person(s) and held by a Class A Member. The unit price for any Company Series Class A Unit shall be One Hundred U.S. Dollars ($100.00) unless (i) decreased or increased at the discretion of the Manager or (ii) specified in a Series Designation.

Class A Member(s) means the Person(s) admitted as a Class A Member by the Manager and whose name is listed in the Register for the Company Series. The minimum investment requirement to become a Class A Member in any Company Series is intended to be One Thousand Five Hundred U.S. Dollars ($1,500.00) unless (i) decreased or increased at the discretion of the Manager or (ii) specified in a Series Designation. The aggregate Percentage Interest of Class A Members in any Company Series shall be as provided in the relevant Company Series Designation.

Class B Interest means a membership share in any Company Series, measured in Units, which is held by a Class B Member. Class B Interests shall be reserved for and held by Company Series affiliates or project participants and shall not offered for sale to the public by the Company through a Company Series Offering. In the event Class B Interests require a Capital Contribution from a Class B Member, the unit price for any Company Series Class B Unit shall be One Hundred U.S. Dollars ($100.00) unless (i) decreased or increased at the discretion of the Manager or (ii) otherwise specified in a Series Designation.

Class B Member(s) means the Person(s) admitted as a Class B Member by the Manager and whose name is listed in the Register for the Company Series. The aggregate Percentage Interest of Class B Members in any Company Series shall be as provided in the relevant Company Series Designation.

Class C Interest means a membership share in the Company or any Company Series, measured in Units, which is held by a Class C Member. Class C Interests shall be solely reserved for and held by the Company Manager or Affiliates and shall not offered for sale to the public by the Company through a Company Series Offering.

Class C Member(s) means the Person(s) executing this Agreement as the Class C Member and whose names are listed in the Register as the Initial Member for the Company and any Company Series. The aggregate Percentage Interest of Class C Members in any Company Series shall be as provided in the relevant Company Series Designation.

Code means the Internal Revenue Code of 1986, as amended and in effect from time to time or any corresponding provision or provisions of any succeeding law and, to the extent applicable, the Income Tax Regulations. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

Company means VestFundr, LLC, a Delaware series limited liability company, formed in compliance with ?18-218 of the Act and any successors thereto.

Constructively Ownership means ownership of Membership Interests in a Company Series by a Person, whether the Membership Interests are held directly or indirectly (including by a nominee), and shall include Membership Interests that would be treated as owned through the application of Sections 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings. The term “Constructive Owner” is intended to be interpreted in the context of Section 856(h) of the Code so that the Constructive Owners of Membership Interests held by an entity shall be the Individuals (as defined in Section 544 of the Code) who are treated as owners of Membership Interests for purposes of Section 856(h) of the Code, rather than the entity itself.

Contributing Member has the meaning assigned to such term in Section 3.3(c).

Contribution Loan has the meaning assigned to such term in Section 3.3(f).

Credit Facility Guarantee Fee means a fee paid to the Manager by the Company or any Company Series for securing funds through indebtedness for the Company’s or a Company Series’ use by the Manager or members of the Manager submitting a personal guarantee(s) on behalf of the Company or a Company Series. The Manager shall be entitled to receive a fee, levied in the Manager’s sole discretion, in an amount not to exceed two percent (2.0%) of the Company’s or relevant Company Series’ total credit facilities or capacity that is personally guaranteed by either the Manager or any principal(s) or member(s) of the Manager. The Credit Facility Guarantee Fee will be payable to Manager in arrears at a rate of one-half of one percent (0.5%) of the prorated total balance of the Company or relevant Company Series credit facilities or capacity that are personally guaranteed by the Manager or any principal(s) or member(s) of the Manager on the first day of that fiscal quarter. Credit Facility Guarantee Fees due and owing to the Manager yet not paid by the Company to the Manager when due and owing shall accrue in an account for the benefit of the Manager designated as Deferred Credit Facility Guarantee Fees for future disbursement to the Manager, in such amounts and at times in the sole discretion of the Manager.

DGCL means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq.

ERISA means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

Excepted Holder means a Person for whom an Excepted Holder Limit is created by this Agreement or by the Manager pursuant to Section 4.5(d).

Excepted Holder Limit means, provided that the affected Excepted Holder agrees to comply with any requirements established by the Manager pursuant to Section 4.5, the percentage limit established by the Manager pursuant to Section 4.5(d).

Excess Holder means a Holder for whom their Percentage Interest in the Company or any Series, (i) exceeds the Holder’s Excepted Holder Limit created by the Manager pursuant to Section 4.5(d), or (ii) causes the Company or any Series ownership characteristics to become non-compliant with the specifications for a REIT, if applicable.

Excessive Holdings means the number of Interests, in the Company or any Company Series, owned either actually or constructively by a Holder that (i) exceeds the Interest ownership limits specified through the Holder’s Excepted Holder Limit, or (ii) causes the Company or any Company Series to be non-compliant with the specifications for a REIT, if applicable, as determined in the sole discretion of the Manager.

Exchange Act means the Securities Exchange Act of 1934, as amended and in effect from time to time.

Expenses and Liabilities has the meaning assigned to such term in Section 5.4(a).

FINRA means the Financial Industry Regulatory Authority.

Free Cash Flow means any available cash for distribution generated from the net income received by a Company Series, as determined in the sole discretion of the Manager to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Property (as shown on the income statement of such Series), (iii) any depreciation to the relevant Series Property (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Property (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding up as allocated to the relevant Series in accordance with Section 6.4.

Form of Adherence means, with respect to the Initial Offering or any Subsequent Offering, a subscription agreement or other agreement substantially in the form appended to the Offering Document pursuant to which a Member agrees to adhere to the terms of this Agreement or, in respect of a valid Transfer, a form of adherence or instrument of Transfer, each in a form satisfactory to the Manager from time to time, pursuant to which a Substitute Member agrees to adhere to the terms and conditions contained within this Agreement.

Governmental Entity means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

Gross Asset Value means, with respect to any asset contributed by a Member to a Company Series, the gross fair market value of such asset as determined in the sole discretion of the Manager.

Incentive Allocation means, when applicable and specified within a Series Designation, the portion of Net Distributable Proceeds the Class C Member(s) is entitled to receive when Net Distributable Proceeds are classified as a return of Capital Contributions to Class A Members. Class C Member shall be entitled to receive a fixed percentage of the total Net Distributable Proceeds being classified as a Capital Contribution return to applicable Members until all applicable Member Unrecovered Capital Contribution account balances are zero. Incentive Allocation percentage of Net Distributable Proceeds shall be defined in the Company Series Designation and Exhibit “1” of the Company Series Designation.

Income Tax Regulations means, unless the context clearly indicates otherwise, the regulations in force as final or temporary that have been issued by the U.S. Department of the Treasury pursuant to its authority under the Code, and any successor regulations.

Indemnified Person means (a) any Person who is or was an Officer of the Company or associated with a Company Series, (b) any Person who is or was a Manager or Liquidator, together with its officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents or independent contractors, (c) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, fiduciary or trustee of another Person; provided, that, except to the extent otherwise set forth in a written agreement between such Person and the Company or a Company Series, a Person shall not be an Indemnified Person by reason of providing, on a fee for services basis, trustee, fiduciary, administrative or custodial services, and (d) any Person the Manager designates as an Indemnified Person for purposes of this Agreement.

Individual Aggregate 12-Month Investment Limit means, with respect to any individual Person who is not qualified as an Accredited Investor, in any trailing twelve-month period, ten percent (10%) of the greater of such Person’s annual income or net worth or, with respect to any entity, ten percent (10%) of the greater of such Person’s annual revenue or net assets at fiscal year-end.

Initial Member means the Person identified in the Series Designation of such Series as the Initial Member associated therewith and who shall be issued Units of Class C Interests in such Company Series, for either no cash consideration or other consideration, as specified in the relevant Series Designation. The Initial Member of the Company is VestFundr Management, LLC and shall be issued one thousand (1,000) Units of Class C Interests in the Company.

Initial Date means the date of the closing of the Initial Offering of the Company.

Initial Offering means the first offering and issuance of Membership Interests of any Company Series, other than the issuance to the Initial Member.

Interest means an allocable share in the Company or a Company Series issued by the Company that evidences a Member’s rights, powers and duties with respect to the Company and such Series pursuant to this Agreement and the Act.

Interest Designation has the meaning ascribed in Section 3.4(f).

Investment Advisers Act means the Investment Advisers Act of 1940, as amended and in effect from time to time.

Investment Company Act means the Investment Company Act of 1940, as amended and in effect from time to time.

IRR means the internal rate of return, specifically the percentage rate earned on each dollar invested, as a Capital Contribution, for each period that it is invested. The Company will calculate the internal rate of return using the Excel IRR function, or similar function and/or software.

IRS means the Internal Revenue Service.

Liabilities has the meaning assigned to such term in Section 3.4(d)(ii).

Liabilities associated with that Series has the meaning assigned to such term in Section 3.4(d)(ii).

Liquidator means one or more Persons selected by the Manager to perform the functions described in Section 11.2 as liquidating trustee of the Company or a Series, as applicable, within the meaning of the Act.

Loan Service Fee means a fee paid to the Manager by the Company or any Company Series for the management and administration of a Company or Company Series asset that is an instrument in the form of secured indebtedness such as a mortgage and deed of trust. The Manager shall be entitled to receive a fee, levied in the Manager’s sole discretion, equal to one-half of one percent (0.5%) of the total unpaid principal balance of any loan obligation(s) or indebtedness underwritten and serviced by the Company or a Series per annum. The Loan Service Fee shall be calculated, prorated, and paid by the Company or the Series to the Manager at the end of each fiscal quarter while the relevant indebtedness is unpaid and outstanding. Loan Service Fees due and owing to the Manager yet not paid by the Company to the Manager when due and owing shall accrue in an account for the benefit of the Manager designated as Deferred Loan Service Fees for future disbursement to the Manager, in such amounts and at times in the sole discretion of the Manager.

Manager means, as the context requires, the Manager of the Company or the Manager of a Company Series. The initial Manager of the Company and any Company Series thereunder shall be VestFundr Management, LLC until a new Manager is named pursuant to the terms of Section 4.3 or Article X of this Agreement.

Member means each individual constitutent of the Company associated with any Company Series, including, unless the context otherwise requires, the Initial Member, the Manager, each Member (as the context requires), each Substitute Member and each Additional Member which are (i) parties to this Agreement, (ii) listed in the Register, and (iii) has not ceased to be a Member for any reason.

National Securities Exchange means an exchange registered with the U.S. Securities and Exchange Commission under Section 6(a) of the Exchange Act.

Net Distributable Proceeds means, the excess of Free Cash Flows of any Company Series over operating expenses and other expenditures for such fiscal period (including but not limited to present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, including without limitation, the Asset Management Fee, Credit Facility Guarantee Fee and Loan Service Fee) decreased by any amounts added to Company Series Reserves during such fiscal period. The Manager shall determine, in its sole and absolute discretion, both the amount and timing of any Net Distributable Proceeds disbursed to Company Series Members.

Non-Contributing Member has the meaning assigned to such term in Section 3.3(c).

Non-Transfer Event means any event or other changes in circumstances other than a purported Transfer, including, without limitation, any change in the value of any Interests.

Offering means the offering for sale or issuance of membership Interests of any Series, other than the issuance to the Initial Member.

Offering Document means, with respect to any Company Series or the Interests of any Company Series, the prospectus, offering memorandum, offering circular, offering statement, offering circular supplement, private placement memorandum or other offering disclosure documents related to an Offering of such embership Interests, in the form approved by the Manager and, to the extent required by applicable law, approved or qualified, as applicable, by any applicable Governmental Entity, including without limitation the U.S. Securities and Exchange Commission.

Offering Expenses means in respect of each Company Series, the following fees, costs and expenses allocable to such Series or such Series pro rata share (as determined by the Allocation Policy, if applicable) of any such fees, costs and expenses allocable to the Company incurred in connection with executing the Offering, consisting of underwriting, legal, accounting, escrow and compliance costs related to a specific Offering.

Officer means any executive, president, vice president, secretary, treasurer or other officer of the Company or any Company Series as the Manager may designate which shall, in each case, constitute managers within the meaning of the Act.

One Hundred Members Date means the first day on which Interests, whether for the Company or any individual Series, are beneficially owned by one hundred (100) or more Persons within the meaning of Section 856(a)(5) of the Code.

Operating Expenses means in respect of each Company Series, the following fees, costs and expenses allocable to such Series or such Series' pro rata share (as determined by the Allocation Policy, if applicable) of any such fees, costs and expenses allocable to the Company:

(a)            any and all fees, costs and expenses incurred in connection with the management of a Series Property, including Homeowners Association (the “HOA”) fees, if any, income taxes, marketing, security and maintenance;

(b)            any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series, including any blue sky filings required in order for a Series to be made available to investors in certain states and any annual audit of the accounts of such Series, if applicable, and any reports to be filed with the SEC including periodic reports on Forms 1-K, 1-SA and 1-U;

(c)            any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Manager or a Property Manager, in connection with the Series Property;

(d)            any withholding or transfer taxes imposed on the Company or a Series or any of the Members as a result of its or their earnings, investments or withdrawals;

(e)            any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements;

(f)             any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series or a Property Manager in connection with the affairs of the Company or a Series;

(g)            the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series;

(h)            any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series;

(i)             the cost of the audit of the Company’s annual financial statements and the preparation of its tax returns and circulation of reports to Members;

(j)             the cost of any audit of a Series annual financial statements, the fees, costs and expenses incurred in connection with making of any tax filings on behalf of a Series and circulation of reports to Members;

(k)            any indemnification payments to be made pursuant to Section 5.4;

(l)             the fees and expenses of the Company’s or a Series’ counsel in connection with advice directly relating to the Company’s or a Series’ legal affairs;

(m)          the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Company or a Series;

(n)            the fees and expenses of the Company’s or a Series’ Manager; and,

(o)            any other expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

Operating Expenses Reimbursement Obligation(s) has the meaning assigned to such term in Section 6.3.

Organization Expenses means in respect of the Company and each Company Series, the following fees, costs and expenses allocable to the Company or such Series incurred in connection with forming and organizing the governance of the Company or Company Series consisting of filing fees and the legal, accounting, and compliance expenses related to the formation, governance and operation of a corporate entity.

Outstanding means all Interests that are issued by the Company and reflected as remaining on the Company’s or relevant Series’ books, records or Register as of the date of determination.

Partnership Audit Rules means the authority, duties and responsibilities as set forth in Code ??6221 – 6241 and the regulations thereunder.

Partnership Representative means the Member that possesses the sole authority to act on behalf of the Company as such term is used in Code ?6223 and further specified within Section 9.3.

Percentage Interest means with respect to a particular Member, the designation of that Member’s pro-rata share of the aggregate percentage interests in the specific Company Series allocated to that specific class of Interest held by such Member calculated as (i) the number of the Company Series Interests, as applicable, held by such Member as of the date of calculation, divided by (ii) the aggregate number of issued and outstanding Company Series Interests, as applicable, or (iii) the aggregate number of all classes of issued and outstanding Company Series Interests as of the date of calculation, as applicable. The Percentage Interests of the Members in any Company Series are set forth on the relevant Company Series Register, as amended from time to time in accordance with the terms of this Operating Agreement.

Permitted Transfer means any Transfer of a Member’s Interests completed in accordance with all terms, conditions and restrictions provided in Article IV.

Person means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, private foundation, organization, Governmental Entity, any other type of entity or a group as that term is used for purposes of Rule 13d-5(b) or Section 13(d)(3) of the Exchange Act.

Preferred Return means a non-compounded per annum IRR as provided in a Series Designation based on a Class A Members’ Unrecovered Capital Contribution(s) minus any return of capital from Net Distributable Proceeds or a Capital Transaction Event, if any. The Preferred Return shall be paid from Net Distributable Proceeds of the Company Series, if at all, at times and amounts in the sole discretion of the Manager. The Preferred Return is not guaranteed, meaning that the Preferred Return will not be paid for any particular period if the Company Series does not possess sufficient capital available to pay the Preferred Return or if the Manager, in its sole and absolute discretion, determines that it is in the best interests of the Company or Company Series to retain such funds. Any Preferred Return deficiencies will accrue and roll over to the following period and shall not be classified as an additional Capital Contribution by the Member nor shall accrued Preferred Return amounts held on account by the Company for the benefit of any Member compound. The Preferred Return allocation is payable from Net Distributable Proceeds only and does not extend to net capital proceeds from a Capital Transaction Event although Preferred Return deficiencies that accrue may be distributed from net capital proceeds from a Capital Transaction Event from time to time in the sole discretion of the Manager.

Property means an improved or unimproved parcel of real property which the Company or any Series intends to acquire with the proceeds of the respective Offering and becomes an asset of the Company or a Series (if applicable, in the aggregate, the “Properties”).

Property Manager means the Person(s) designated to manage the operation of a Series project or Property as specified in each Series Designation or its permitted successors or assigns, appointed by Manager in accordance with Section 5.9.

Record Date means the date established by the Manager for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members associated with any Series or entitled to exercise rights in respect of any lawful action of Members associated with any Series or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

Record Holder or Holder means the Person in whose name such Interests are recorded within the Register of the Company, or its transfer agent, as of the opening of business on a particular Business Day, as determined by the Manager in accordance with this Agreement.

Register means the records maintained by the Company setting forth, with respect to each Member, the name, address, amount of Capital Contribution(s), Interests, Percent Interest, and Company Series associated with such Member and any other information as the Manager may deem necessary or desirable. The Manager shall from time to time update the Company or Company Series Register as the Manager shall deem necessary or advisable, including, without limitation, to reflect the admission of subsequent Members or the increase or decrease in Percentage Interest of the Members therein. Subject to the terms of the Operating Agreement, the Manager may take any action authorized hereunder in respect of the Company or any Company Series Register without any need to obtain the consent of any other Member. No action of any Member shall be required to amend or update the Company or any Series Register.

REIT means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

Remaining Contribution has the meaning assigned to such term in Section 3.3(c).

Replacement Manager means the Person elected by a plurality of Members to serve as the new Manager following the removal of the existing Manager in accordance with Section 10.4.

Reserves means the accounts established and maintained from time to time by the Manager, in amounts reasonably considered adequate and sufficient from time to time by the Manager to pay distributions, taxes, fees, insurances or any other costs and capital expenses incident to the Company’s or any particular Company Series business.

SEC means the U.S. Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended and in effect from time to time.

Series has the meaning assigned to such term in Section 3.4(a).

Series Property means, at any particular time, all assets, properties (whether tangible or intangible, and whether real, personal or mixed) and rights of any type contributed to or acquired by a particular Company Series and owned or held by or for the account of such Series, whether owned or held by or for the account of such Series as of the date of the designation or establishment thereof or thereafter contributed to or acquired by such Series.

Series Properties means, at any particular time, the Series Property of a Company Series aggregated with the Series Property of each of the other Series.

Series Designation has the meaning assigned to such term in Section 3.4(a).

Series Interest Ownership Limit shall mean the maximum amount a Member can possess, expressed in either (i) the total dollar value or (ii) the total number of Interests of the aggregate of the Outstanding Interests in any specific Company Series, or such other ownership limitation percentage determined by the Manager and specified within a Series Designation or, in the event of a Company Series being designated a REIT by the Company, as determined in accordance with Section 4.5.

Subsequent Offering means any further issuance of Interests in any Series, excluding the first Offering or any Transfer.

Substitute Member means a Person who is admitted as a Member of the Company and associated with a Series pursuant to Section 4.1(b) as a result of a Transfer of Interests to such Person.

Super Majority Vote means, the affirmative vote of the holders of Outstanding Interests of all Series representing no less than two thirds (2/3) of the total votes that may be cast by all such Outstanding Interests, voting together as a single class. When the votes cast relates to the removal of Manager in accordance with Section 10.4 below, Super Majority Vote shall not include any Interests owned by the Manager.

Tax Matters Member means the party acting on behalf of the Company and any Series with respect to IRS-related matters further referenced in Section 9.4.

Transfer means, with respect to an Interest, a transaction by which the Record Holder of an Interest(s) assigns such Interest(s) to another Person who is or becomes a Member, which may include a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

Unconsummated Transaction Costs means all fees, costs and expenses incurred in connection with any proposed transaction for real property or an asset to potentially become a Series Property pursued by the Company, the Manager or a Series that does not proceed to a successful completion or closing thereon.

Unrecovered Capital Contribution shall mean a Member’s aggregate Capital Contributions to the Company or a Company Series minus any return of capital from Net Distributable Proceeds.

U.S. GAAP means United States Generally Accepted Accounting Principles consistently applied as established by the Financial Accounts Standards Board (FASB), as amended and in effect from time to time.

Vote means one (1) vote for each one (1.0) Company or Company Series Interest, including the written consent, and includes the proportional reduction in a vote to reflect the fractional Interest thereof, if any.

1.2    Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to paragraphs, Articles and Sections refer to paragraphs, Articles and Sections of this Agreement unless otherwise specified; (c) the term include or includes means “includes, without limitation,” and including means “including, without limitation,” (d) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (e) or has the inclusive meaning represented by the phrase and/or, (f) unless the context otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (g) references to any Person shall include all predecessors of such Person, as well as all permitted successors, assigns, executors, heirs, legal representatives and administrators of such Person, (h) any reference to any statute or regulation includes any implementing legislation and any rules made under that legislation, statute or statutory provision, whenever before, on, or after the date of the Agreement, as well as any amendments, restatements or modifications thereof, as well as all statutory and regulatory provisions consolidating or replacing the statute or regulation, and (i) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Article II

ORGANIZATION

2.1    Formation. The Company has been formed as a series limited liability company pursuant to Section 18-215 and Section 18-218 of the Act. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company and each Series shall be governed by the Act.

2.2    Name and Office(s). The name of the Company shall be “VestFundr, LLC.” All business of the Company shall be conducted under such name and title, and all property, real, personal, or mixed, owned by or leased by the Company shall be held in such name or in the name of a wholly owned subsidiary, which may be created at the request of the lender or for asset protection purposes to protect investor funds. The Company and any Company Series shall further possess the right to identify and operate under a pseudonym or “doing business as” name determined by Manager to facilitate marketing or Company branding purposes. The principal place of business and mailing address of the Company shall be 100 2nd Avenue South – Suite 205, St. Petersburg, Florida 33701. Unless otherwise provided in the applicable Series Designation, the principal office of each Company Series shall be located at 100 2nd Avenue South – Suite 205, St. Petersburg, Florida 33701 or such other place as Manager may from time to time designate by notice to the Members associated with the applicable Company Series. The Company and each Series may have offices and places of business as the Manager may from time to time designate.

2.3    Registered Office; Registered Agent. Unless and until changed by the Manager, the registered office of the Company in the State of Delaware shall be A Registered Agent, Inc., with an address of 8 The Green – Suite A, Dover, Delaware 19901, and the registered agent for service of process on the Company and each Company Series in the State of Delaware at such registered office shall be A Registered Agent, Inc.

2.4    Purpose. The purpose of the Company and, unless otherwise provided in the applicable Series Designation, each Company Series shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Act, (b) acquire, operate and maintain a portfolio of real properties or real property-related investments consisting of any combination of vacant land and improved parcels in the residential, commercial or industrial asset classes and to exercise all of the rights and powers conferred upon the Company and each Company Series with respect to the Company’s interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes permitted under the laws of the State of Delaware and any other State the Manager deems to conduct business in the best interest of the Company.

2.5    Powers. The Company, each Company Series and, subject to the terms of this Agreement, the Manager shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes described in Section 2.4.

2.6    Power of Attorney.

(a)            Each Member hereby constitutes and appoints the Manager and, if a Liquidator shall have been selected pursuant to Section 11.2, the Liquidator, and each of their authorized officers and attorneys in fact, as the case may be, with full power of substitution, as his, her or the entity’s true and lawful agent and attorney in fact, with full power and authority in his, her or the entity’s name, place and stead, to:

(i)             execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Manager, or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a series limited liability company in the State of Delaware and in all other jurisdictions in which the Company or any Series may conduct business or own property; (B) all certificates, documents and other instruments that the Manager, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments that the Manager or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation or termination of the Company or a Series pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal or substitution of any Member pursuant to, or in connection with other events described in, Article III or Article XI; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any Interests of a Series issued pursuant to Section 3.4; (F) all certificates, documents and other instruments that the Manager or Liquidator determines to be necessary or appropriate to maintain the separate rights, assets, obligations and liabilities of each Series; and (G) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company; and

(ii)           execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Manager or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by any of the Members hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when any provision of this Agreement that establishes a percentage of the Members or of the Members of any Series required to take any action, the Manager, or the Liquidator, may exercise the power of attorney made in this paragraph only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such Series, as applicable.

Nothing contained in this Section shall be construed as authorizing the Manager, or the Liquidator, to amend, change or modify this Agreement except in accordance with Article XII or as may be otherwise expressly provided for in this Agreement.

(b)            The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the Transfer of all or any portion of such Member’s Interests and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by any officer of the Manager, or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Manager, or the Liquidator, taken in good faith under such power of attorney in accordance with this Section. Each Member shall execute and deliver to the Manager, or the Liquidator, within fifteen (15) days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of such Officers or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

2.7    Company Term. The term of the Company commenced on the day on which the Certificate of Formation was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act. The existence of each Company Series shall commence upon the effective date of the Series Designation establishing such Series, as provided in Section 3.4. The term of the Company and each Company Series shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of Article XI. The existence of the Company and Company Series as a separate legal entity shall continue until the cancellation of the relevant Certificate of Formation as provided in the Act.

2.8    Title to Properties. All Membership Interests shall constitute personal property of the owner thereof for all purposes and no Member shall possess any interest in any specific asset(s) or Property(s) of the Company or applicable Company Series. Title to any Company Series Property, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned singularly by the Series to which such asset was contributed or by which such asset was acquired, and none of the Company, any Member, Officer or other Company Series, individually or collectively, shall have any ownership interest in such Series Property or any portion thereof. Title to any or all of the Company Series Property may be held in the name of the relevant Series or one (1) or more nominees, as the Manager may determine in its sole discretion. All Company Series Property shall be recorded by the Manager as the property of the applicable Series in the books and records maintained for such Series, irrespective of the name in which record title to such Series Property is held.

2.9    Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware, such filing being hereby confirmed, ratified and approved in all respects. The Manager shall use reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, registration, continuation, qualification and operation of a series limited liability company in the State of Delaware or any other state in which the Company or any Series may elect to do business or own property. To the extent that the Manager determines such action to be necessary or appropriate, the Manager shall, or shall direct the appropriate Officers, to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a series limited liability company under the laws of the State of Delaware or of any other state in which the Company or any Company Series may elect to do business or own property, and if an Officer is so directed, such Officer shall be an authorized person of the Company and, unless otherwise provided in a Series Designation, each Series within the meaning of the Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Article III

MEMBERS, SERIES AND INTERESTS

3.1    Members.

(a)            Subject to Section 3.1(b), a Person shall be admitted as a Member and Record Holder either as a result of an Initial Offering, Subsequent Offering, a Transfer or at such other time as determined by the Manager, and upon (i) agreeing to be bound by the terms of this Agreement by completing, signing and delivering to the Manager, a completed Form of Adherence, which is then accepted by the Manager, (ii) the prior written consent of the Manager, and (iii) otherwise complying with the applicable provisions of Article III and Article IV.

(b)            The Manager may withhold its consent to the admission of any Person as a Member for any reason, including when it determines in its reasonable discretion that such admission could: (i) result in there being two thousand (2,000) or more beneficial owners (as such term is used under the Exchange Act) or five hundred (500) or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series Interests, as specified in Section 12(g)(1) of the Exchange Act, (ii) cause such Persons holding to be in excess of the Aggregate Ownership Limit, (iii) in any trailing twelve (12) month period, cause the Persons’ investment in all Interests (of all Series in the aggregate) to exceed the Individual Aggregate 12-Month Investment Limit, (iv) adversely affect the Company or a Series or subject the Company, a Series, the Manager or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company, or subject the Company, any Series, the Manager or any of their respective Affiliates to any tax to which it would not otherwise be subject, (v) cause the Company to be required to register as an investment company under the Investment Company Act, (vi) cause the Manager or any of its Affiliates to be required to register under the Investment Advisers Act, (vii) cause the assets of the Company or any Series to be treated as plan assets as defined in Section 3(42) of ERISA, or (viii) result in a loss of (1) partnership status by the Company for U.S. federal income tax purposes or the termination of the Company for U.S. federal income tax purposes or (2) corporation taxable as an association status for U.S. federal income tax purposes of any Series or termination of any Series for U.S. federal income tax purposes. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring an Interest in a Series and full compliance with Section 3.1(a).

(c)            The name and mailing address of each Member shall be listed on the books, records or Register of the Company and each Company Series maintained for such purpose by the Company and each Series. The Manager shall update the books, records and Register of the Company and each Company Series from time to time as necessary to reflect accurately the information therein.

(d)            Except as otherwise provided in the Act and subject to Sections 3.1(e) and 3.3 relating to each Company Series, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

(e)            Except as otherwise provided in the Act, the debts, obligations and liabilities of a Company Series, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of such Series, and not of the Company or any other Company Series. In addition, the Members shall not be obligated personally for any such debt, obligation or liability of any Series solely by reason of being a Member.

(f)             Unless otherwise provided herein, and subject to Article XI, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to resign or redeem their Interests from the Company; provided that when a transferee of a Member’s Interests becomes a Record Holder of such Interests, such transferring Member shall cease to be a Member of the Company with respect to the Interests so transferred, and that Members of a Series shall cease to be Members of such Series when such Series is finally liquidated in accordance with Section 11.3.

(g)            Except as may be otherwise agreed between the Company or a Company Series and a Member, any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company or a Series, including business interests and activities in direct competition with the Company or any Company Series. None of the Company, any Company Series or any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any other Member.

(h)            Members agree that VestFundr Management, LLC was appointed as the Manager of the Company with effect from the date of the formation of the Company on August 13, 2025 and shall continue as Manager of the Company until the earlier of (i) the dissolution of the Company pursuant to Section 11.1(a), or (ii) its resignation or removal pursuant to either Section 4.3 or Article X. Except as otherwise set forth in the Series Designation, the Manager of each Company Series shall be VestFundr Management, LLC until the earlier of (1) the dissolution of the Series pursuant to Section 11.1(b) or (2) its resignation or removal pursuant to either Section 4.3 or Article X. Unless provided otherwise in this Agreement, the Manager retains the right to purchase or hold Company or Company Series Interests and those Interests held by the Manager or any of its Affiliates shall be identical to those of a Member possessing the same class of Interests and will not have any additional distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager; provided, that the Manager shall have the rights, duties and obligations of the Manager hereunder, regardless of whether the Manager shall hold any Interests.

(i)             No Member, in its capacity as being a Member, is an agent of the Company or any Company Series solely by virtue of being a Member thereof and no Member shall possess any form of title or authority to (i) act for or on behalf of the Company or any Company Series; (ii) participate in the activity, operation or management of the business of the Company or any Company Series; or (iii) have the power to sign documents for or otherwise bind the Company or any Company Series. Further, no Member shall possess the right to identify or represent themselves as an agent or affiliate of the Company or any Company Series without express written approval by the Manager which includes the explicit definition and limits of the Member’s limited authority sanctioned by the Manager. The authorization and limits of the agency defined within the written approval shall be determined and expressed in Manager’s sole discretion.

3.2    Capital Contributions.

(a)            The minimum number of Interests a Member may acquire is one (1) Interest or such higher or lesser amount as the Manager may determine from time to time in its sole discretion and as specified in each Series Designation, as applicable. Persons acquiring Interests through an Offering shall make a Capital Contribution to the Company in an amount equal to the per Interest price determined in connection with such Offering multiplied by the number of Interests acquired by such Person in such Offering, as applicable. Persons acquiring Interests in a manner other than through an Offering or pursuant to a Transfer shall make such Capital Contribution as shall be determined by the Manager in the Manager’s sole discretion.

(b)            Except as expressly permitted by the Manager, in its sole discretion (i) initial and any additional Capital Contribution(s) to the Company or a Company Series, as applicable, by any Member shall be payable solely in U.S. currency and (ii) initial and any additional Capital Contribution(s) shall be payable in one (1) installment and shall be paid prior to the date of the proposed acceptance by the Manager of a Person’s admission as a Member to a Company Series, a Member’s application to acquire additional Interests, or within five (5) Business Days thereafter with the Manager’s written approval. No Member shall be required to make an additional Capital Contribution to the Company or a Company Series but may make an additional capital contribution to acquire additional Interests at such Member’s sole discretion or request in accordance with Section 3.3.

(c)            Except to the extent expressly provided in this Agreement and any Company Series Designation: (i) no Member shall be entitled to the withdrawal or a return of its Capital Contribution(s), except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution or termination of the Company or any Company Series may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member holding any Interests of a Company Series shall have priority over any other Member holding Interests of the same Series either as to the return of Capital Contributions or as to distributions; and, (iii) no interest beyond a Preferred Return, if any, shall be paid by the Company or any Company Series on any Capital Contributions.

3.3    Additional Capital Contributions.

(a)            Request for Additional Capital. If the Manager at any time or from time to time determines that the Company or any Company Series requires additional Capital Contributions, then the Manager shall give notice to each Class A Member of (i) the total amount of additional Capital Contributions required, (ii) the reason the additional Capital Contribution is required, (iii) each Class A Member's proportionate share of the total additional Capital Contribution required, and (iv) the date each Class A Member's additional Capital Contribution is due and payable, which date shall be no less than ten (10) days after the notice has been given. Each Class A Member's share of the additional Capital Contribution shall be payable in cash or by certified check, or wire transfer.

(b)            Additional Capital Contributions Not Required. Notwithstanding anything herein to the contrary, no Member shall be required to make any additional Capital Contribution(s) to Company or any Company Series.

(c)            Contributing and Non-Contributing Members. If a Class A Member fails to pay when due all or any portion of any additional Capital Contribution required under Section 3.3(a) (each, a “Non-Contributing Member”), then each Class A Member other than any Non-Contributing Member (each, a “Contributing Member”) shall have the right, but not the obligation, to contribute to the Company (in addition to its initial pro rata share of the additional Capital Contribution) its pro rata portion of those amounts that the Non-Contributing Member fails to contribute (the “Remaining Contribution”), and the Manager shall have the right to re-allocate the Percentage Interests amongst the Class A Members based on the then Capital Contributions made by the Contributing Members and Non-Contributing Members, including the right to issue additional Class A Interests to the Contributing Members.

(d)            Contributing Members. Each Class A Member shall receive a credit to such Class A Member’s Capital Account in the amount of any additional Capital Contribution(s) which he, she or the entity makes to the Company or a Company Series and shall receive such other rights as have been approved by the Manager in connection with such additional Capital Contribution in accordance with the terms of this Agreement or Series Designation.

(e)            Register Amendments. Immediately following any additional Capital Contribution, additional Class A Interests may be issued and the Percentage Interests of the Class A Members may be adjusted if the Manager determines that the Percentage Interests of the Class A Members are to be altered as a result of the additional Capital Contribution, and the Register shall be revised to reflect any such additional Capital Contribution and any such adjustment of Class A Interests and the Percentage Interests of the Class A Members in the Company or Company Series. Any revision of the Register in accordance with the preceding sentence shall require only the consent of the Manager (and not any consent of the Class A or Class B Members).

(f)             Contribution Loan. In the event any Remaining Contribution is not fully satisfied by additional Capital Contributions of the Contributing Members, the Manager may, but shall not be required to, contribute to the Company the amount required to satisfy the Remaining Contribution as a loan (a “Contribution Loan”) to the Non-Contributing Member(s). The Manager shall have the option of obtaining a third-party loan or using the Manager’s own funds to fund the proceeds for any such Contribution Loan. Such Contribution Loan shall not be treated as a Capital Contribution by the Manager or entitle the Manager to a Percentage Interest. The Contribution Loan (or Contribution Loans if more than one), shall each be deemed a loan owing by the Non-Contributing Member to the Manager, as applicable. The Contribution Loan shall be repayable only out of the Net Distributable Proceeds of the Company or Company Series otherwise distributable to the Non-Contributing Member(s) which shall be paid directly to the Manager, as the case may be and, if more than one, then in proportion to the amounts of their Contribution Loans, until such Manager’s Contribution Loan or Contribution Loans, as the case may be, and accrued and unpaid interest thereon have been paid in full. The Contribution Loan shall bear interest at the lower of fifteen percent (15%) per annum or the maximum rate permitted by law.

3.4    Series of the Company.

(a)            Establishment of Company Series. Subject to the provisions of this Agreement, the Manager may, at any time and from time to time and in compliance with Section 3.4(c), cause the Company to establish in writing (each, a “Series Designation”) one or more series as such term is used under Section 18-215 of the Act (each a “Series”). Each Company Series shall be a registered series under Section 18-218 of the Act and the Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Company Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Interests associated with any other Company Series, or the Members associated therewith. The terms and conditions for each Company Series established pursuant to this Section shall be as set forth in this Agreement and the Series Designation, as applicable, for the Series. Upon approval of any Series Designation by the Manager, such Series Designation shall be attached to this Agreement as an exhibit hereto until such time as none of such Interests of such Series remain Outstanding.

(b)            Series Operation. Each of the Company Series shall operate to the extent practicable as a separate limited liability company.

(c)            Series Designation. The Series Designation establishing a Company Series may: (i) specify a name or names under which the business and affairs of such Series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Interests of such Series and the Members associated therewith (to the extent such terms differ from those set forth in this Agreement) and (iii) designate or authorize the designation of specific Officers to be associated with such Series. A Series Designation (or any resolution of the Manager amending any Series Designation) shall be effective when a duly executed original of the same is included by the Manager among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement (it being understood and agreed that, upon such effective date, the Company Series described in such Series Designation shall be deemed to have been established and the Interests of such Series shall be deemed to have been authorized in accordance with the provisions thereof). The Series Designation establishing a Company Series may set forth specific provisions governing the rights of such Series against a Member associated with such Series who fails to comply with the applicable provisions of this Agreement (including, for the avoidance of doubt, the applicable provisions of such Series Designation). In the event of a conflict between the terms and conditions of this Agreement and a Series Designation, the terms and conditions of the Series Designation shall prevail.

(d)            Assets and Liabilities Associated with a Series.

(i)             Assets Associated with a Series. All consideration received by the Company for the issuance or sale of Interests of a particular Company Series, together with all assets in which such consideration is invested or reinvested, and all income, earnings, profits and proceeds thereof, from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be (the “Assets”), shall, subject to the provisions of this Agreement, be held for the benefit of the Series or the Members associated with such Series, and not for the benefit of the Members associated with any other Series, for all purposes, and shall be accounted for and recorded upon the books and records of the designated Series separately from any assets associated with any other Series. Such assets are herein referred to as an “Asset associated with that Series.” In the event that there are any assets in relation to the Company that, in the Manager’s reasonable judgment, are not readily associated with a particular Company Series, the Manager shall allocate such assets to, between or among any one or more of the Series, in such manner and on such basis as the Manager deems fair and equitable, and in accordance with the Allocation Policy, and any asset so allocated to a particular Series shall thereupon be deemed to be an Asset associated with that Series. Each allocation by the Manager pursuant to the provisions of this paragraph shall be conclusive and binding upon the Members associated with each and every Company Series. Separate and distinct records shall be maintained for each and every Company Series, and the Manager shall not commingle the asset(s) of one Series with the asset(s) of any other Series.

(ii)           Liabilities Associated with a Series. All debts, liabilities, expenses, costs, charges, obligations and reserves incurred by, contracted for or otherwise existing (the “Liabilities”) with respect to a particular Company Series shall be charged against the assets associated with that Series. Such liabilities are herein referred to as “Liabilities associated with that Series.” In the event that there are any liabilities in relation to the Company that, in the Manager’s reasonable judgment, are not readily associated with a particular Company Series, the Manager shall allocate and charge (including indemnification obligations) such liabilities to, between or among any one or more of the Series, in such manner and on such basis as the Manager deems fair and equitable and in accordance with the Allocation Policy, and any liability so allocated and charged to a particular Series shall thereupon be deemed to be a liability associated with that Series. Each allocation by the Manager pursuant to the provisions of this Section shall be conclusive and binding upon the Members associated with each and every Company Series. All liabilities associated with a Company Series shall be enforceable against the assets associated with that Series only, and not against the assets associated with the Company or any other Series, and except to the extent set forth above, no liabilities shall be enforceable against the assets associated with any Series prior to the allocation and charging of such liabilities as provided above. Any allocation of liabilities that are not readily associated with a particular Company Series to, between or among one (1) or more of the Series shall not represent a commingling of such Series to pool capital for the purpose of carrying on a trade or business or making common investments and sharing in profits and losses therefrom. The Manager has caused notice of this limitation on inter-series liabilities to be set forth in the Certificate of Formation, and, accordingly, the statutory provisions of Section 18-218(b) and 18-218(c) of the Act relating to limitations on inter-series liabilities and the statutory effect under Section 18-207 of the Act of setting forth such notice in the Certificate of Formation shall apply to the Company and each Company Series. Notwithstanding any other provision of this Agreement, no distribution on or in respect of Interests in a particular Company Series, including, for the avoidance of doubt, any distribution made in connection with the winding up of such Series, shall be effected by the Company other than from the assets associated with that Series, nor shall any Member or former Member associated with a Series otherwise have any right or claim against the assets associated with any other Series (except to the extent that such Member or former Member has such a right or claim hereunder as a Member or former Member associated with such other Series or in a capacity other than as a Member or former Member).

(e)            . Title to and beneficial interest in a Series Property shall be deemed to be held and owned solely by the relevant Company Series and no Member or Members of such Series, individually or collectively, shall have any title to or beneficial interest in a specific Series Property or any portion thereof. Each Member of a Company Series irrevocably waives any right that any Member may have to maintain an action for partition with respect to its interest in the Company, any Series or any Series Property. Any Series Property may be held or registered in the name of the relevant Company Series or in the name of a nominee as the Manager may determine in its sole discretion; provided, however, that Series Property shall be recorded as the asset(s) of the relevant Series on the Company’s books and records, irrespective of the name in which legal title to such Series Property is held. Any corporation, brokerage firm or transfer agent called upon to transfer any Series Property to or from the name of any Company Series shall be entitled to rely upon instructions or assignments signed or purporting to be signed by the Manager or its agents without inquiry as to the authority of the Person signing or purporting to sign such instruction or assignment or as to the validity of any transfer to or from the name of such Series.

(f)             Prohibition on Issuance of Preference Interests. No Interests shall entitle any Member to any preemptive, preferential or similar rights unless such preemptive, preferential or similar rights are set forth in the applicable Series Designation on or prior to the date of the Initial Offering of any Interests of such Company Series (the designation of such preemptive, preferential or similar rights with respect to a Series in the Series Designation, the “Interest Designation”).

(g)            Failure to Establish a Series. In the event (i) the minimum amount of proceeds specified within a Series Designation for an Offering is not received before the Offering is terminated by the Manager, or (ii) after Offering proceeds are received by Company, the transaction for the Property or asset proposed for the Series does not close for any reason, the Company Series shall be terminated prior to establishment and all Member Capital Contributions to the proposed Company Series shall be promptly returned to the prospective investors without deduction for any Company cost or expense attributable thereto following termination by the Manager.

3.5    Authorization to Issue Interests.

(a)            The Company may issue Interests, and options, rights and warrants relating to Interests, for any Company or Company Series purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Manager shall determine in its sole discretion, all without the input or approval of the Members. Each Interest shall have the rights and be governed by the provisions set forth in this Agreement and the Series Designation.

(b)            Subject to Section 6.3(a), and unless otherwise provided in the applicable Series Designation, the Company is authorized to issue in respect of each Company Series an unlimited number of Interests. All Interests issued pursuant to, and in accordance with the requirements of, this Article III shall be validly issued Interests in the Company or particular Company Series, except to the extent otherwise provided in the Act or this Agreement and the Series Designation.

3.6    Voting Rights of Interests Generally. Unless otherwise provided in this Agreement or any Series Designation, (i) each Record Holder of Interests shall be entitled to one (1) vote per Interest, or the fractional equivalent held thereof, for all matters submitted for the consent or approval of Members generally, (ii) all Record Holders of Interests (regardless of the Company Series) shall vote together as a single class on all matters as to which all Record Holders of Interests are entitled to vote, (iii) Record Holders of Interests of a particular Company Series shall be entitled to one (1) vote per Interest, or the fractional equivalent held thereof, for all matters submitted for the consent or approval of the Members of such Series and (iv) the Manager or any of its Affiliates shall not be entitled to vote in connection with any Interests they hold pursuant to Section 3.1(h) and no such Interests shall be deemed Outstanding for purposes of any such vote.

3.7    Record Holders. The Company shall be entitled to recognize the Record Holder referenced in the Register as the owner of an Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Interest on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange or over-the-counter market on which such Interests are listed for trading, if ever. Without limiting the foregoing, when a Person such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Interests, such representative Person shall be the Record Holder of such Interests.

3.8    Splits and Distribution of Interests.

(a)            Subject to Section 3.5 and Section 3.8(c), and unless otherwise provided for in any Interest Designation, the Company may make a pro rata distribution of Interests of a Company Series to all Record Holders of such Series, or may effect a subdivision or combination of Interests of any Series, in each case, on an equal per Interest basis and so long as, after any such event, any amounts calculated on a per Interest basis or stated as a number of Interests are proportionately adjusted.

(b)            Whenever such a distribution, subdivision or combination of Interests is declared, the Manager shall select a date as of which the distribution, subdivision or combination shall be effective. The Manager shall send notice thereof at least ten (10) Business Days prior to the date of such distribution, subdivision or combination to each Record Holder as of a date not less than five (5) Business Days prior to the date of declaration for such distribution, subdivision or combination. The Manager also may cause a firm of independent public accountants selected by it to calculate the number of Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Manager shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)            Subject to Section 3.5 and unless otherwise provided in any Series Designation, the Company shall not issue fractional Interests upon any distribution, subdivision or combination of Interests. If a distribution, subdivision or combination of Interests would otherwise result in the issuance of fractional Interests, each fractional Interest of 0.49 Interest or less shall be rounded down to the nearest lower whole Interest and 0.5 Interest or greater shall be rounded up to the nearest higher whole Interest.

3.9    Membership Interest Certificates; Registration. The Company shall not issue physical certificates symbolizing any Interest in the Company or any Company Series. Interest Holders and their respective number of Company or Company Series Interests shall be recorded in the Company’s books, records or Register. Neither the Company Interests nor any Company Series Interests have been registered under the Securities Act or any applicable state securities laws. To the extent applicable, each certificate or other document or the Company-approved electronic embodiment evidencing any security or Interest issued pursuant to this Agreement, if any, shall be endorsed with the legend substantially in the form set forth below:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF VESTFUNDR, LLC AND THE RELEVANT SERIES DESIGNATION THEREOF, COPIES OF WHICH ARE ON FILE AT THE COMPANY’S PRIMARY BUSINESS ADDRESS. NO SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH LIMITED LIABILITY COMPANY OPERATING AGREEMENT AND RELEVANT SERIES DESIGNATION.

All non-certificate Company or Company Series Interests, represented as issued and outstanding on the Membership registration record for the Company or relevant Series, shall by reference herein contain and be endorsed with the legend specified in this Section 3.9. The Company and any Company Series thereof shall also endorse any certificate with any legend imposed or required by the Operating Agreement, Series Designation or any applicable state securities laws or regulations.

3.10    Agreements. The rights of all Members and the terms of all Interests are subject to the provisions of this Agreement and the associated Series Designation.

Article IV

REGISTRATION AND TRANSFER OF INTERESTS

4.1    Maintenance of a Register. Subject to the restrictions on Transfer and ownership limitations contained below:

(a)            The Company, or its appointee, shall keep or cause to be kept on behalf of the Company and each Company Series a Register that will set forth the Record Holders of each of the Interests and information regarding the Transfer of each of the Interests. The Manager is hereby initially appointed as registrar and transfer agent of the Interests, provided that the Manager may appoint a third-party registrar and transfer agent as the Manager determines appropriate in its sole discretion, for the purpose of registering Interests and Transfers of such Interests as herein provided, including as set forth in any Series Designation.

(b)            Interests are generally transferable though inclusion within the Company Register and shall be subject to the following conditions and restrictions. Upon acceptance by the Manager of the Transfer of any Interests, such acceptance not to be withheld but for the rejection of any of the following restrictions, each transferee of an Interest, (i) shall be admitted to the Company as a Substitute Member with respect to the Interests so transferred to such transferee when any such Transfer or admission is reflected in the books and records or Register of the Company or Company Series, (ii) shall be deemed to agree to be bound by the terms of this Agreement by completing a Form of Adherence to the reasonable satisfaction of the Manager in accordance with Section 4.2(g)(ii), (iii) shall become the Record Holder of the Interests so transferred, (iv) grants powers of attorney to the Manager and any Liquidator of the Company and each of their authorized officers and attorneys in fact, as the case may be, as specified herein, and (v) agrees to all the consents and waivers contained in this Agreement. The Transfer of any Interests and the admission of any new Member shall not constitute an amendment to this Agreement, and no amendment to this Agreement shall be required for the admission of new Members.

(c)            Nothing contained in this Agreement shall preclude the settlement of any transactions involving Interests entered into through the facilities of any National Securities Exchange or over-the-counter market on which such Interests are listed or quoted for trading, if any.

4.2    Ownership and Transfer Limitations. Subject to the restrictions on transfer contained in this Section 4.2, in any relevant Series Designation, in any subscription agreement or in any other agreement between the Company and the Members related to the transferability of Interests, the Transfer of Interests shall be valid only with the prior express written consent of the Manager (a “Permitted Transfer”), and transferees shall be admitted to the Company without the need to execute this Agreement but agree that they shall be bound hereby. Transfers shall comply with the following conditions:

(a)            No Transfer of any Member’s Interests, whether voluntary or involuntary, shall be valid or effective unless the Manager determines, after consultation with legal counsel acting for the Company that such Transfer will not, unless waived by the Manager or expressly provided an exception by the Manager in accordance with Section 4.5(d) below:

(i)             result in the transferee directly or indirectly exceeding the (A) Individual Aggregate 12-Month Investment Limit, (B) the Aggregate Ownership Limit, if any, or (C) Series Interest Ownership Limit, if any;

(ii)           result in there being two thousand (2,000) or more beneficial owners (as such term is used under the Exchange Act) or five hundred (500) or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series Interests, as specified in Section 12(g)(1) of the Exchange Act, unless such Interests have been registered under the Exchange Act or the Company is otherwise an Exchange Act reporting company;

(iii)          cause all or any portion of the assets of the Company or any Company Series to constitute plan assets for purposes of ERISA;

(iv)          adversely affect the Company or such Company Series, or subject the Company, the Series, the Manager or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company, cause the Company to fail to qualify as a REIT, or subject the Company, any Series, the Manager or any of their respective Affiliates to any tax to which it would not otherwise be subject;

(v)            require registration of the Company, any Company Series or any Interests under, or cause the Company or any Series to violate, any securities laws of the United States of America, any state thereof or any other jurisdiction, domestic or foreign; or,

(vi)          violate or be inconsistent with any representation or warranty made by the transferring Member.

(b)     The transferring Member, or such Member’s legal representative, shall give the Manager prior written notice before making any voluntary Transfer and notice within thirty (30) days after any involuntary Transfer (unless such notice period is otherwise waived by the Manager), and shall provide sufficient information to allow legal counsel acting for the Company to make the determination that the proposed Transfer will not result in any of the consequences referred to in paragraphs (a)(i) through (a)(vi) above. If a Transfer occurs by reason of the death of a Member or assignee, the notice may be given by the duly authorized representative of the estate of the Member or assignee. The notice must be supported by proof of legal authority and valid assignment in form and substance acceptable to the Manager in its sole discretion.

(c)     In the event of a proposed voluntary Transfer request through provision of a written notice thereof to Manager in accordance with Section 4.2(b), the Manager shall deliver express written notice of either the (i) approval, (ii) conditional approval, or (iii) denial, all determined in the Manger’s sole discretion, of the proposed voluntary Transfer within thirty (30) days of the date of receipt of the voluntary Transfer written notice from the Member or such Member’s legal representative.

(d)     In the event any Transfer permitted by this Section 4.2 shall result in ownership by multiple Persons of any Member’s Interests, the Manager may require one (1) or more trustees or nominees to be designated to represent a portion of or the entire Interest transferred for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement, and for the purpose of exercising the rights which the transferor as a Member had pursuant to the provisions of this Agreement.

(e)     A transferee shall be entitled to any future distributions attributable to the Interests transferred to such transferee and to transfer such Interests in accordance with the terms of this Agreement; provided, however, that such transferee shall not be entitled to the other rights of a Member as a result of such Transfer until he, she or the entity becomes a Substitute Member.

(f)      The Company and each Series shall incur no liability for distributions made in good faith to the transferring Member until a written instrument or electronic notice in the form recognized and approved by the Manager evincing the Transfer to the Substitute Member has been received by the Company and recorded on its books or Register and the effective date of Transfer has passed.

(g)    Any other provision of this Agreement to the contrary notwithstanding, any Substitute Member shall be bound by the provisions hereof. Prior to recognizing any Transfer in accordance with this Section, the Manager may require, in its sole discretion:

(i)             the transferring Member and each transferee to execute one or more deeds or other instruments of Transfer in a form satisfactory to the Manager;

(ii)           each transferee to acknowledge its assumption (in whole or, if the Transfer is in respect of part only, in the proportionate part) of the obligations of the transferring Member by executing a Form of Adherence (or any other equivalent instrument as determined by the Manager);

(iii)          each transferee to provide all the information required by the Manager to satisfy itself as to anti-money laundering, counter-terrorist financing and sanctions compliance matters; and,

(iv)          payment by the transferring Member, in full, of the costs and expenses referred to in paragraph (h) below, and no Transfer shall be completed or recorded in the books of the Company, and no proposed Substitute Member shall be admitted to the Company as a Member, unless and until each of these requirements has been satisfied or, at the sole discretion of the Manager, waived thereby.

(h)            The transferring Member shall bear all costs and expenses arising in connection with any proposed Transfer, whether or not the Transfer proceeds to completion, including any legal fees incurred by the Company or any Broker or dealer, any costs or expenses in connection with any opinion of counsel, and any transfer taxes and filing fees.

4.3    Transfer of Interests and Obligations of the Manager.

(a)            The Manager may Transfer all Interests acquired by the Manager, including all Interests acquired by the Manager in the Initial Offering pursuant to Section 3.1(h), at any time and from time to time following the closing of the Initial Offering.

(b)           The Members hereby authorize the Manager to assign its rights, obligations and title as Manager to an Affiliate of the Manager without the prior consent of any other Person, and, in connection with such transfer, designate such Affiliate of the Manager as a successor Manager provided, that the Manager shall notify the applicable Members of such change in the next regular communication to such Members.

4.4    Remedies for Breach of Ownership Limitations. If the Manager shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of this Article IV or any restrictions on transfer specified within a relevant Series Designation, the Manager shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, (a) causing the Company to redeem Interests, (b) refusing to give effect to such Transfer on the books or Register of the Company, (c) instituting proceedings to enjoin such Transfer or other event, or (d) deposit the Interests at issue in the proposed Transfer into the Charitable Trust Account until the Member has, in the sole determination of the Manager, adequately remediated the breach of this Article IV.

4.5    Ownership Limitations related to REIT Qualification. In the event the Company, or any Company Series, seeks to establish and designate itself as a REIT, the Members agree that the Company, Company Series and Manager possess the right to institute an Aggregate Ownership Limit or Series Interests Ownership Limit(s) to establish the ability to qualify as a REIT.

(a)       Basic Restrictions.

(i)        No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Interests in a Series in excess of (1) the Aggregate Ownership Limit, or (2) the Series Interests Ownership Limit. The number of Interests held in excess of the Aggregate Ownership Limit or Series Interests Ownership Limit shall be classified as excessive holdings (the “Excessive Holdings”).

(ii)      No Excepted Holder shall Beneficially Own or Constructively Own Interests in a Series in excess of the Excepted Holder Limit for such Excepted Holder specified by Manager in accordance with 4.5(d) below. The number of Interests in excess of the Excepted Holder Limit or Series Interests Ownership Limit shall be classified as Excessive Holdings.

(iii)      No Person shall Beneficially Own or Constructively Own Interests in a Series to the extent that such Beneficial Ownership or Constructive Ownership of Interests in a Series would result in (1) the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), and (2) the Company otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that (A) would result in the Company owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code or (B) would cause any income of the Company that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such (including, but not limited to, as a result of causing any entity that the Company intends to treat as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code to fail to qualify as such), in either case causing the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iv)         During the period commencing on the One Hundred Members Date, any Transfer of Interests in a Series that, if effective, would result in the Interests in a Series being beneficially owned by fewer than one hundred (100) Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Interests in a Series.

(b)           Remedies for Breach of REIT Ownership Limits. If the Manager shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place that results in a violation of this Section 4.5 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Interests in a Series in violation of this Section 4.5 (whether or not such violation is intended), the Manager shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event or otherwise prevent such violation, including, without limitation, causing the Company to redeem interests, refusing to give effect to such Transfer or Non-Transfer Event on the books of the Company or instituting proceedings to enjoin such Transfer or Non-Transfer Event; provided, however, that any Transfer or attempted Transfer or other event in violation of this Section 4.5 (or Non-Transfer Event that results in a violation of Section 4.5) shall automatically result in the transfer to the Charitable Trust Account described Section 4.6 below, and, where applicable, such Transfer (or Non-Transfer Event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Manager. Nothing herein shall limit the ability of the Manager to grant a waiver as may be permitted under Section 4.5(d) below.

(c)        Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Interests in a Series that will or may violate this Section 4.5 shall immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or Non- Transfer Event on the Company’s qualification as a REIT.

(d)    Exceptions to Ownership Limitations. Subject to Section 4.5 the Manager, in its sole and absolute discretion, may exempt, either prospectively or retroactively, a Person from the (i) Aggregate Ownership Limit and/or (ii) Series Interest Ownership Limit, as the case may be, and (iii) may either establish or increase an Excepted Holder Limit for such Person.

4.6    Charitable Trust Account. The Company shall establish a segregated account within the Company Register for the purposes of retaining in trust any Excessive Holdings on the account of the Holders violating Aggregate Ownership Limits, Series Interest Ownership Limits or an Excepted Holder Limit. Any distributions attributable to the Interests held within the Company Charitable Trust Account shall be accrue to the benefit of a charitable organization(s), identified in the Manager’s sole and absolute discretion, and disbursed to the charitable organization(s) on the same date as the relevant distribution is disbursed to the Members entitled to receive the distribution.

4.7    Prohibited Transfers.

(a)            Any purported Transfer of a Person’s interests in the Company that is not a Permitted Transfer in accordance with this Article IV shall be null and void ab initio and of no force or effect whatever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Company, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Interest transferred shall be strictly limited to the transferor’s economic rights with respect to the transferred interests, with distributions first applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or Assignee may have to the Company.

(b)           In the case of a Transfer or attempted Transfer of a Person’s interests in the Company that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company, Manager and the other Members from all cost, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and attorneys’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

4.8       Distributions and Allocations Regarding Transferred Interests. If any Person’s Interest in the Company or Company Series is Transferred during any Fiscal Year in compliance with the provisions of this Article IV, Profits, Losses, each item thereof, and all other items attributable to such interest for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during such Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Manager. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Company is given notice of a Transfer at least ten (10) business days prior to the Transfer, the Company shall recognize such Transfer as the date of such Transfer, and provided further that, if the Company does not receive a notice stating the date such interest was Transferred and such other information as the Manager may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the interest on the last day of the Fiscal Year during which the Transfer occurs. Neither the Company nor any Manager shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 4.8, whether or not the Manager or the Company has knowledge of any Transfer of ownership of any interest.

Article V

MANAGEMENT AND OPERATION OF THE COMPANY AND EACH SERIES

5.1    Power and Authority of Manager. The Manager shall devote such time to the Company’s business as it, in the Manager’s sole discretion, may deem to be necessary or desirable in connection with the Manager’s responsibilities and duties hereunder. Except as explicitly set forth in this Agreement, the Manager, as appointed pursuant to Section 3.1(h) of this Agreement, shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as the Manager determines to be necessary or appropriate to conduct the business of the Company and each Company Series, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, in each case without the input or consent of the Members, including but not limited to the following:

(a)            the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including entering into on behalf of a Company Series, an Operating Expenses Reimbursement Obligation, or indebtedness that is convertible into Interests, and the incurring of any other obligations;

(b)            the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company or any Series (including, but not limited to, the filing of periodic reports on Forms 1-K, 1-SA and 1-U with the U.S. Securities and Exchange Commission), and the making of any tax elections;

(c)            the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or any Company Series or the merger or other combination of the Company or any Series with or into another Person;

(d)            the use of the assets of the Company or Company Series (including cash on hand) for any purpose consistent with the terms of this Agreement, including (i) the financing of the conduct of the operations of the Company and the repayment of obligations of the Company and (ii) the financing of the conduct of the operations of any Company Series and the repayment of obligations of such Series;

(e)            the negotiation, execution and performance of any contracts, conveyances or other instruments including instruments that limit the liability of the Company or any Company Series under contractual arrangements to all or particular assets of the Company or any Series;

(f)             the determination, declaration and payment of Net Distributable Proceeds from Free Cash Flows or other assets to Members associated with a Company Series;

(g)            the designation and removal of Officers of the Company or associated with any Company Series;

(h)            the appointment of a Property Manager in accordance with the terms of this Agreement;

(i)             the appointment of any Person to act as an agent of the Company or any Company Series for any corporate purpose in accordance with the terms of this Agreement;

(j)             the selection, retention and dismissal of employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment, retention or hiring, and the payment of fees, expenses, salaries, wages and other compensation to such Persons;

(k)            the solicitation of proxies from holders of any Company Series Interests issued on or after the date of this Agreement that entitles the holders thereof to vote on any matter submitted for consent or approval of Members under this Agreement;

(l)             the maintenance of insurance for the benefit of the Company, any Company Series and the Indemnified Persons and the reinvestment by the Manager in its sole discretion, of any proceeds received by such Company Series from an insurance claim in a replacement Series Property which is substantially similar to that which comprised the Series Property prior to the event giving rise to such insurance payment;

(m)          the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(n)            the placement of any Free Cash Flow funds in deposit accounts in the name of a Company Series or of a custodian for the account of a Company Series, or to invest those Free Cash Flow funds in any other investments for the account of such Series, in each case pending the application of those Free Cash Flow funds in meeting liabilities of the Series or making distributions or other payments to the Members (as the case may be);

(o)            the control of any matters affecting the rights and obligations of the Company or any Company Series, including the bringing, prosecuting and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation, including in respect of taxes;

(p)            the indemnification of any Person against liabilities and contingencies to the maximum extent permitted by law;

(q)            the giving of consent of or voting by the Company or any Company Series in respect of any securities that may be owned by the Company or such Series;

(r)             the waiver of any condition or other matter by the Company or any Company Series, including but not limited to, any Aggregate Ownership Limit or a Series Interest Ownership Limit;

(s)            the entering into of listing agreements with any National Securities Exchange or over-the-counter market and the delisting of some or all of the Interests from, or requesting that trading be suspended on, any such exchange or market;

(t)             the issuance, sale or other disposition, and the purchase or other acquisition, of Interests or options, rights or warrants relating to Interests;

(u)            the registration of any offer, issuance, sale or resale of Interests or other securities or any Series issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Interests or other securities by Members or other security holders);

(v)            the execution and delivery of agreements with Affiliates of the Company or other Persons to render services to the Company or any Company Series;

(w)          the adoption, amendment and repeal of the Allocation Policy;

(x)            the selection of auditors for the Company and any Company Series;

(x)            the selection of any transfer agent or depositor for any securities of the Company or any Company Series, and the entry into such agreements and provision of such other information as shall be required for such transfer agent or depositor to perform its applicable functions;

(y)            to the extent necessary or appropriate to maintain the status of the Company as a REIT under Section 856 of the Code, and avoid the imposition of any federal income or excise tax, the exercise of any rights of the Company to require Members to take actions that result in consent dividends within the meaning of Section 565 of the Code; and,

(z)            unless otherwise provided in this Agreement or the Series Designation, the calling of a vote of the Members as to any matter to be voted on by all Members of the Company or a particular Series, as applicable.

The authority and functions of the Manager and of the Officers shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL in addition to the powers that now or hereafter can be granted to managers under the Act.

5.2    Determinations by the Manager. In furtherance of the authority granted to the Manager pursuant to Section 5.1 of this Agreement, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the Manager consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and each Company Series and every holder of any Interests:

(a)            the amount of Free Cash Flow of any Company Series for any period and the amount of Net Distributable Proceeds at any time legally available for the payment of distributions on Interests of any Series;

(b)            the amount of paid in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; and the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged);

(c)            any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, or limitations as to distributions, including the amount legally available for the payment of distributions of Interests;

(d)           the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by any Series or of any Interests;

(e)            the number of Interests within a Company Series;

(f)            any matter relating to the acquisition, holding and disposition of any asset(s) by any Company Series;

(g)           the evaluation of any competing interests among the Company Series and the resolution of any conflicts of interests among the Series;

(h)           each of the matters set forth in Section 5.1(a) through Section 5.1(z);

(i)             any other matter relating to the business and affairs of the Company or any Company Series or required or permitted by applicable law, this Agreement or otherwise to be determined by the Manager; or,

(j)             resolution of any conflict of interest that arises between any parties including the Manager, Company, any Series, any Affiliates, the Members and any third-party.

5.3    Delegation. The Manager may delegate to any Person or Persons any of the powers and authority vested in the Manager hereunder and may engage such Person or Persons to provide administrative, compliance, technological, professional and accounting services to the Company or any Series, on such terms and conditions as the Manager may consider appropriate. The Manager may designate any Person as an Officer of the Company or any Series.

5.4    Exculpation, Indemnification, Advances and Insurance.

(a)            Subject to other applicable provisions of this Article V including Section 5.6, the Indemnified Persons shall not be liable to the Company or any Company Series for any acts or omissions by any of the Indemnified Persons arising from the exercise of their rights or performance of their duties and obligations in connection with the Company or any Series, this Agreement or any investment made or held by the Company or any Series, including with respect to any acts or omissions made while serving at the request of the Company or on behalf of any Series as an officer, director, member, partner, fiduciary or trustee of another Person, other than such acts or omissions that have been determined in a final, non-appealable decision of a court of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. The Indemnified Persons shall be indemnified by the Company and, to the extent Expenses and Liabilities are associated with any Company Series, each such Series, in each case, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements on a solicitor and client basis) (collectively, the “Expenses and Liabilities”) arising from the performance of any of their duties or obligations in connection with their service to the Company or each such Series or this Agreement, or any investment made or held by the Company, each such Series, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a manager of the Company or such Series under Delaware law, an Officer of the Company or associated with such Series, or an officer, director, member, partner, fiduciary or trustee of another Person, provided that this indemnification shall not cover Expenses and Liabilities that arise out of the acts or omissions of any Indemnified Party that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Person’s fraud, willful misconduct or gross negligence. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Company Series (including any indebtedness which the Company or any Series has assumed or taken subject to), and the Manager or the Officers are hereby authorized and empowered, on behalf of the Company or any Series, to enter into one or more indemnity agreements consistent with the provisions of this Section 5.4 in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this paragraph that the Company and each applicable Company Series indemnify each Indemnified Person to the fullest extent permitted by law, provided that this indemnification shall not cover Expenses and Liabilities that arise out of the acts or omissions of any Indemnified Party that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Persons fraud, willful misconduct or gross negligence.

(b)     The provisions of this Agreement, to the extent they restrict or eliminate the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 5.6, are agreed by each Member to eliminate any such duties and liabilities of the Indemnified Person to the maximum extent permitted by law including, but not limited to, those specified within Section 18-1101(e) of the Act.

(c)     Any indemnification under this Section 5.4, unless modified by an order of a court, shall be made by each applicable Company Series. To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such Indemnified Person in connection therewith.

(d)     Any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 5.4(a). The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standards of conduct set forth in Section 5.4(a). Neither a contrary determination in the specific case under Section 5.4(c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5.4(d) shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(e)     To the fullest extent permitted by law, all reasonable direct expenses (including attorney’s fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding may, at the option and in the discretion of the Manager, be paid by each applicable Company Series in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by each such Series as authorized in this Section 5.4.

(f)     The indemnification and advancement of expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement including without limitation any Series Designation, vote of Members or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the Persons specified in Section 5.4(a) shall be made to the fullest extent permitted by law. The provisions of this Section 5.4 shall not be deemed to preclude the indemnification of any Person who is not specified in Section 5.4(a) but whom the Company or an applicable Series has the power or obligation to indemnify under the provisions of the Act.

(g)     The Company and any Company Series may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section 5.4 against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Persons status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section 5.4.

(h)     The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.4 shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of any Person entitled to indemnification under this Section 5.4.

(i)     The Company and any Company Series may, to the extent authorized from time to time by the Manager, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company or such Series.

(j)     If this Section 5.4 or any portion of this Section 5.4 shall be invalidated on any ground by a court of competent jurisdiction, each applicable Series shall nevertheless indemnify each Indemnified Person as to reasonable direct expenses including, attorney’s fees, judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section 5.4 that shall not have been invalidated.

(k)     Each of the Indemnified Persons may, in the performance of his, her or the entity’s duties, consult with legal counsel, accountants, and other experts, and any act or omission by such Person on behalf of the Company or any Company Series in furtherance of the interests of the Company or such Series in good faith in reliance upon, and in accordance with, the advice of such legal counsel, accountants or other experts will be full justification for any such act or omission, and such Person(s) will be fully protected for such acts and omissions; provided that such legal counsel, accountants, or other experts were selected with reasonable care by or on behalf of such Indemnified Person.

(l)             An Indemnified Person shall not be denied indemnification in whole or in part under this Section 5.4 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(m)          Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company or any Company Series, whether as a fiduciary or otherwise, in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section 5.4, to the maximum extent permitted by law.

(n)            The Manager shall, in the performance of its duties, be fully protected in relying in good faith upon the records of the Company and any Company Series and on such information, opinions, reports or statements presented to the Company by any of the Officers or employees of the Company or associated with any Series, or by any other Person as to matters the Manager reasonably believes are within such other Person’s professional or expert competence provided that such Person(s) shall have been selected with reasonable care.

(o)            Any amendment, modification or repeal of this Section 5.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of or other rights of any indemnitee under this Section 5.4 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an indemnitee hereunder prior to such amendment, modification or repeal.

5.5    Company or Series Officers. The Manager shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it thereunder either directly or by or through the duly authorized Officers of the Company or associated with a Company Series or any Person(s) delegated authority in accordance with Section 5.3. The Manager shall not be responsible for the misconduct or negligence on the part of any such Officer or Person(s) duly appointed or duly authorized by the Manager in good faith and engaged or retained with reasonable care.

5.6    Standards of Conduct and Modification of Duties of the Manager. Notwithstanding anything to the contrary herein or under any applicable law, including, without limitation, Section 18-1101(c) of the Act, the Manager, in exercising its rights hereunder in its capacity as the Manager of the Company, shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Company Series or any Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Act or under any other applicable law or in equity. The Manager shall not have any duty, including any fiduciary duty, to the Company, any Company Series, the Members or any other Person, including any fiduciary duty associated with self-dealing or corporate opportunities, and all duties, including any fiduciary duty, which can be waived or eliminated are hereby expressly waived and eliminated to the fullest extent permitted by law. This Section 5.6 shall not in any way reduce or otherwise limit the specific obligations of the Manager expressly provided in this Agreement or in any other agreement with the Company or any Company Series.

5.7    Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company or any Series shall be entitled to assume that the Manager and any Officer of the Company or any Series has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company or such Series and to enter into any contracts on behalf of the Company or such Series, and such Person shall be entitled to deal with the Manager or any Officer as if it were the Company’s or such Series sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Manager or any Officer of the Company in connection with any such dealing. In no event shall any Person dealing with the Manager or any Officer of the Company or its authorized representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Manager or any Officer of the Company or its authorized representatives. Each and every certificate, document or other instrument executed on behalf of the Company or any Series by the Manager or any Officer of the Company or its authorized representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement were in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company or any Series and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company or the applicable Series.

5.8    Certain Conflicts of Interest. The resolution of any conflict of interest made by the Manager shall be conclusively deemed to be fair and reasonable to the Company, any Company Series and the Members and not a breach of any duty hereunder at law, in equity or otherwise.

5.9    Appointment of a Property Manager and Agents. The Manager exercises ultimate authority over the Company and any Company Series Property. Pursuant to Section 5.1 and Section 5.3, the Manager has the right to delegate its responsibilities under this Agreement in respect of the management of any specific Series Property. The Manager may agree on behalf of the Company and Company Series to appoint a Property Manager to manage a Series Property on a discretionary basis, and to exercise, to the exclusion of the Manager, but under the supervision and authority of the Manager, all the powers, rights and discretions conferred on the Manager in respect of the Series Property and, the Manager on behalf of each Series, may enter into a property management agreement pursuant to which the Property Manager is formally appointed to manage the Series Property. The consideration payable to the Property Manager for managing the Series Property will be separate from any fees paid to the Company’s Manager pursuant to Section 6.6. The Manager may agree on behalf of the Company and Company Series to appoint any Person as an agent of the Company or Company Series on a discretionary basis, and to exercise, to the exclusion of the Manager, but under the supervision and authority of the Manager, all the powers, rights and discretions conferred on the Manager with respect to any Company or Company Series operations or corporate activity.

Article VI

FEES AND EXPENSES

6.1    Cost to Acquire the Series Property; Offering Expenses; Acquisition Expenses. The following fees, costs and expenses in connection with any Initial Offering and the sourcing and acquisition of a Series Property shall be borne by the relevant Company Series: (i) cost to acquire the Series Property; (ii) Offering Expenses (not to exceed two percent (2%) of the gross Offering proceeds per each Series Offering); and (iii) Acquisition Expenses.

6.2    Operating Expenses; Dissolution Fees. Each Company Series shall be responsible for its Operating Expenses, all costs and expenses incidental to the termination and winding up of such Series and its share of the costs and expenses incidental to the termination and winding up of the Company as allocated to the Series in accordance with Section 6.4.

6.3    Excess Operating Expenses; Further Issuance of Interests; Operating Expense Reimbursement Obligation(s). If there are not sufficient cash reserves of, or revenues generated by, a Company Series to meet its Operating Expenses, the Manager may:

(a)            issue additional Interests in such Company Series in accordance with Section 3.3, Section 3.4 and Section 3.5 above. Members shall be notified in writing at least ten (10) Business Days in advance of any proposal by the Manager to issue additional Interests pursuant to this Section; and/or,

(b)           pay such excess Operating Expenses and not seek reimbursement; and/or

(c)            enter into an agreement pursuant to which the Manager loans to the Company an amount equal to the remaining excess Operating Expenses (the “Operating Expenses Reimbursement Obligation(s)”). The Manager, in its sole discretion, may impose a reasonable rate of interest (a rate being no less than the Short-term Applicable Federal Rate at the time of the loan as published in the most recent IRS Revenue Ruling) on any Operating Expenses Reimbursement Obligation. The Operating Expenses Reimbursement Obligation(s) shall become due and owing to Manager when cash becomes available for such purpose in accordance with Article VII.

6.4    Allocation of Expenses. Any Brokerage Fee, Offering Expenses, Acquisition Expenses, Operating Expenses, Unconsummated Transaction Costs and all other expenses attributable to the Company or a Company Series shall be allocated by the Manager in accordance with the Allocation Policy instituted by the Manager.

6.5    Overhead of the Manager. The Manager shall pay its own direct operating expenses and the Members shall not bear the cost of: (i) all of the ordinary overhead and administrative expenses of the Manager including, without limitation, all costs and expenses on account of rent, utilities, insurance, office supplies, office equipment, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, entertainment, salaries and bonuses, (ii) such other amounts in respect of any Company Series as the Manager shall agree in writing or as is explicitly set forth in any Series Designation or Offering Document.

6.6    Compensation to the Manager or Affiliates. The Manager and Affiliates shall be reimbursed for any direct funds or expenses advanced by it prior to or after formation of the Company to the extent that such expenses are incurred or paid directly on behalf of the Company or any Series. The Manager or its Affiliates shall be entitled to receive fees, whose applicability shall be determined in the sole discretion of the Manager, from the Company or any Series. The respective fees Manager is entitled to receive include:

(a)            Asset Management Fee;

(b)           Credit Facility Guarantee Fee; and,

(c)            Loan Service Fee.

A Series Designation may specify additional fees payable to the Manager or modify the applicable fee specifications as they are defined in Section 1.1 of this Agreement.

The Company and each Company Series is permitted retain and contract with Affiliates of the Manager for the provisions of services or products relating to Company or Series investments or operations, including any administrative services, construction, brokerage, development, financing, title, insurance, property oversight and other property management services. Any such contractual arrangements between the Company or a Company Series and any Affiliates shall be commercially reasonable and at prevailing market terms and rates of compensation.

6.7    Manager Expense Reimbursement. The Manager shall be reimbursed for any direct funds or expenses advanced by Manager prior to or after formation of the Company and any Company Series to the extent that such expenses are incurred or paid directly on behalf of the Company or Company Series. The Manager(s) shall be entitled to collect funds for the reimbursement of incurred expenses including, but in no way limited to, Organizational Expenses, Offering Expenses, Acquisition Expenses and Operating Expenses.

6.8    Manager Fee Deferral or Waiver; Affiliates. The Manager or its Affiliates, in their sole and absolute discretion, may defer, reduce or waive any fee payable to it under this Agreement and Section 6.6. All or any portion of any deferred fees shall be deferred and held on account for the benefit of the Manager without interest and paid in amounts and at times in the sole and absolute discretion of the Manager.

Article VII

DISTRIBUTIONS

7.1    General. Subject to the applicable provisions of the Act and except as otherwise provided herein or in a Series Designation, the Manager may declare, make and pay distributions of cash to the Members of the Company or any Company Series from Net Distributable Proceeds. Net Distributable Proceeds shall be determined from time to time, in the Manager’s sole and absolute discretion, taking into consideration the reasonably anticipated business needs and opportunities of the Company or Company Series, all debts, liabilities and obligations of the Company Series then due, working capital and other amounts which the Manager deems necessary for the Company or Series’ business or to place into reserves for customary and usual claims with respect to such Series’ business. Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Interests of the Company) and of Article XI herein, distributions shall be paid to the Record Holders of Interests on a pro rata basis in accordance with the Member’s Percentage Interest of that particular class of Interests as of the Record Date selected by the Manager. Net Distributable Proceeds shall be disbursed to the Company Series Members in accordance with the Preferred Allocations and Distributions schedule provided in the “Exhibit 1” of the relevant Series Designation.

7.2    Application of Amounts upon the Liquidation of a Series. Subject to the terms of Section 7.3, Article XI and any relevant Series Designation, any amounts available for distribution following the liquidation of a Company Series, net of any fees, costs and liabilities (as determined by the Manager in its sole and absolute discretion), shall be applied and distributed one hundred percent (100%) to the Series Members thereof pro rata to their Percentage Interests and which, for the avoidance of doubt, may include the Manager and its Affiliates.

7.3    Timing of Distributions.

(a)            Notwithstanding Section 7.2, in the event of the termination and liquidation of a Company Series, all distributions shall be made in accordance with, and subject to the terms and conditions of, Article XI below.

(b)            Each distribution in respect of any Interests of a Company Series shall be paid by the Company, directly or through any other Person or agent, only to the Record Holder of such Interests as of the Record Date set for such distribution. Each distribution payment by Company to Member shall constitute full payment and satisfaction of the Company and such Series liability in respect of such distribution payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

7.4    Distributions in Kind. Distributions in kind of either the entirety or a part of a Series Property to Members are prohibited. Members shall only be entitled to receive distributions in the form of money payable in U.S. currency.

Article VIII

COMPANY RECORDS AND ACCOUNTING MATTERS

8.1    Accounting.

(a)            The Manager shall keep or cause to be kept at the principal office of the Company or such other place as determined by the Manager appropriate books and records with respect to the business of the Company and each Company Series, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement or applicable law. Any books and records maintained by or on behalf of the Company or any Company Series in the regular course of its business, including the record of the Members, books of account and records of Company or Series proceedings, may be kept in such electronic form as may be determined by the Manager; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company and any Company Series shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement.

(b)            Each Member shall possess the right to review such information pertaining to the Company as a whole and to each individual Company Series in which that Member has an Interest, as provided in Section 18-305 of the Act, for any purpose reasonably related to the Member’s Interest as a member of the relevant Company Series. The Member shall provide reasonable advance written notice to Manager for the records to review, the review shall occur at such reasonable dates and times suitable for the Company and the Company-approved review shall be completed at the Company’s principal place of business at Member’s sole expense. Members agree that prior to such Member having the ability to access such information, the Manager shall be permitted to require such Member to enter into a confidentiality or non-disclosure agreement in form and substance reasonably acceptable to the Manager in its sole and absolute discretion. For the avoidance of doubt, except as may be required pursuant to Article X, a Member shall only have access to the information, including any Series Designation, referenced with respect to any Company Series in which that Member is a Record Holder for that Series’ Interests and not to any other Company Series in which that Member does not possess a recorded interest therein.

(c)            Except as otherwise set forth in the applicable Series Designation, within one hundred twenty (120) calendar days after the end of the fiscal year and ninety (90) calendar days after the end of the semi-annual reporting date, the Manager shall use its commercially reasonable efforts to circulate to each Member electronically by e-mail or made available via an online platform:

(i)             a financial statement of each Company Series prepared in accordance with U.S. GAAP, which includes a balance sheet, profit and loss statement, and a cash flow statement; and,

(ii)           confirmation of the number of Interests in each Series Outstanding as of the end of the most recent fiscal year; provided, that notwithstanding the foregoing, if the Company or any Company Series is required to disclose financial information pursuant to the Securities Act or the Exchange Act, including without limitations periodic reports under the Exchange Act or under Rule 257 under Regulation A of the Securities Act, then compliance with such provisions shall be deemed compliance with this Section 8.1(c) and no further or earlier financial reports shall be required to be provided to the Members of the applicable Company Series with such reporting requirement.

8.2    Fiscal Year. Unless otherwise provided in a Series Designation, the fiscal year for tax and financial reporting purposes of each Company Series shall be the calendar year ending December 31 unless otherwise required by the Code. The fiscal year for financial reporting purposes of the Company shall be the calendar year ending December 31.

8.3    Allocations. Each Member’s distributive share of income, gain, loss, deduction or credit (or items thereof) of the Company or each Company Series as shown on the annual federal income tax return prepared by the Company Series’ accountants or as finally determined by the IRS or the courts, and as modified by the capital accounting rules of Code ?704(b) and the Income Tax Regulations thereunder, as applicable, shall be determined as follows:

(a)            Allocations. Except as otherwise provided in this Section 8.3:

(i)        items of income, loss, deduction or credit (or items thereof) shall be allocated pro rata among the Members in accordance with their respective Percentage Interests in the respective Company Series. Except that items of loss or deduction allocated to any Member pursuant to this Section 8.3 with respect to any taxable year shall not exceed the maximum amount of such items that can be so allocated without causing such Member to have a deficit balance in his, hers, or the entity’s Capital Account at the end of such year, computed in accordance with the rules of paragraph (b)(2)(ii)(d) of Section 1.704-1 of the Income Tax Regulations. Any such items of loss or deduction in excess of the limitation set forth in the preceding sentence shall be allocated as follows and in the following order of priority:

(1)           first, to those Members who would not be subject to such limitation, in proportion to their Percentage Interests; and

(2)           second, any remaining amount to the Members in the manner required by the Code and Income Tax Regulations.

(ii)       items of income and gain (or items thereof) shall be first allocated to the Members in the same manner that losses were allocated pursuant to Section 8.3(a)(i) in order to reverse any loss allocations.

Subject to the provisions of Sections 8.3(b) – 8.3(k), inclusive, of this Agreement, the items specified in this Section 8.3 shall be allocated to the Members as necessary to eliminate any deficit Capital Account balances and thereafter to bring the relationship among the Members’ positive Capital Account balances in accord with their pro rata Interest(s).

(b)       Allocations With Respect to Property. Solely for tax purposes, in determining each Member’s allocable share of the taxable income or loss of the Company or Company Series, depreciation, depletion, amortization and gain or loss with respect to any contributed property, or with respect to revalued property where the Company property or Series Property is revalued pursuant to paragraph (b)(2)(iv)(f) of Section 1.704-1 of the Income Tax Regulations, shall be allocated to the Members in the manner (as to revaluations, in the same manner as) provided in Code ?704(c). The allocation shall take into account, to the full extent required or permitted by the Code, the difference between the adjusted basis of the property to the Member contributing it (or, with respect to property which has been revalued, the adjusted basis of the property to the Company or Series) and the fair market value of the property determined by the Members at the time of its contribution or revaluation, as the case may be.

(c)       Minimum Gain Chargeback. Notwithstanding anything to the contrary in this Section 8.3, if there is a net decrease in the Company or Series Minimum Gain or the Company or Series Nonrecourse Debt Minimum Gain (as such terms are defined in Sections 1.704-2(b) and 1.704-2(i)(2) of the Income Tax Regulations, but substituting the term “Company” or “Series” for the term “Partnership” as the context requires) during a Series taxable year, then each Member shall be allocated items of Company or Series income and gain for such year (and, if necessary, for subsequent years) in the manner provided in Section 1.704-2 of the Income Tax Regulations. This provision is intended to be a “minimum gain chargeback” within the meaning of Sections 1.704-2(f) and 1.704-2(i)(4) of the Income Tax Regulations and shall be interpreted and implemented as therein provided.

(d)       Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Income Tax Regulations, items of the Company or a Series income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in his Capital Account created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this Section 8.3(d) shall be made only if and to the extent that a Member would have such a deficit balance after all other allocations provided for in this Article VIII have been tentatively made as if this Section 8.3(d) were not in the Agreement.

(e)       Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any taxable year which is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Income Tax Regulations, each such Member shall be specially allocated items of partnership income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 8.3(e) shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article have been tentatively made as if Section 8.3(d) and this Section 8.3(e) were not in this Agreement.

(f)       Depreciation Recapture. Subject to the provisions of Code ?704(c) and Sections 8.3(b) – 8.3(d), inclusive of this Agreement, gain recognized (or deemed recognized under the provisions hereof) upon the sale or other disposition of a Company property or a Series Property, which is subject to depreciation recapture, shall be allocated to the Member who was entitled to deduct such depreciation.

(g)       Loans. If and to the extent any Member is deemed to recognize income as a result of any loans pursuant to the rules of Code ??1272, 1273, 1274, 7872 or 482, or any similar provision now or hereafter in effect, any corresponding resulting deduction of the Company shall be allocated to the Member who is charged with the income. Subject to the provisions of Code ?704(c) and Sections 8.3(b) – 8.3(d), inclusive, of this Agreement, if and to the extent the Company is deemed to recognize income as a result of any loans pursuant to the rules of Code ??1272, 1273, 1274, 7872 or 482, or any similar provision now or hereafter in effect, such income shall be allocated to the Member who is entitled to any corresponding resulting deduction.

(h)       Tax Credits. Tax credits shall generally be allocated according to Section 1.704-1(b)(4)(ii) of the Income Tax Regulations or as otherwise provided by law. Investment tax credits with respect to any property shall be allocated to the Members pro rata in accordance with the manner in which Company or Series profits are allocated to the Members under Section 8.3(a) hereof, as of the time such property is placed in service. Recapture of any investment tax credit required by Code ?47 shall be allocated to the Members in the same proportion in which such investment tax credit was allocated.

(i)       Change of Pro Rata Interests. Except as provided in Section 8.3(f) and Section 8.3(g) hereof or as otherwise required by law, if the proportionate interests of the Members in the Company or a Series are changed during any taxable year, all items to be allocated to the Members for such entire taxable year shall be prorated on the basis of the portion of such taxable year which precedes each such change and the portion of such taxable year on and after each such change according to the number of days in each such portion, and the items so allocated for each such portion shall be allocated to the Members in the manner in which such items are allocated as provided in Section 8.3(a) during each such portion of the taxable year in question.

(j)       Effect of Special Allocations on Subsequent Allocations. Any special allocation of income or gain pursuant to Section 8.3(c) or Section 8.3(d) hereof shall be taken into account in computing subsequent allocations of income and gain pursuant to this Section 8.3 so that the net amount of all such allocations to each Member shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section 8.3 if such special allocations of income or gain under Section 8.3(c) or Section 8.3(d) hereof had not occurred.

(k)       Nonrecourse and Recourse Debt. Items of deduction and loss attributable to Member nonrecourse debt within the meaning of Section 1.704-2(b)(4) of the Income Tax Regulations shall be allocated to the Members bearing the economic risk of loss with respect to such debt in accordance with Section 1704-2(i)(l) of the Income Tax Regulations. Items of deduction and loss attributable to recourse liabilities of the Company or a Series, within the meaning of Section 1.752-2 of the Income Tax Regulations, shall be allocated among the Members in accordance with the ratio in which the Members share the economic risk of loss for such liabilities.

(l)       State and Local Items. Items of income, gain, loss, deduction, credit and tax preference for state and local income tax purposes shall be allocated to and among the Members in a manner consistent with the allocation of such items for federal income tax purposes in accordance with the foregoing provisions of this Section 8.3.

Article IX

TAX MATTERS

9.1        Tax Status. The Company, and any applicable Company Series hereunder, shall file as a partnership for Federal income tax purposes. Any provision hereof to the contrary notwithstanding, solely for United States federal income tax purposes, each of the Members hereby recognizes that the Company and any Company Series may be subject to the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code; provided, however, the filing of U.S. Partnership Returns of Income shall not be construed to extend the purposes of the Company or expand the obligations or liabilities of the Members.

9.2        Tax Returns. The Manager shall prepare or cause to be prepared all tax returns and statements, if any, that must be filed on behalf of the Company and any Company Series with any taxing authority and shall make timely filing thereof. Within ninety (90) days after the end of each calendar year, the Manager shall prepare or cause to be prepared and delivered to each Member a report setting forth in reasonable detail the information with respect to the Company or Company Series during such calendar year reasonably required to enable each Member to prepare such Member’s federal, state and local income tax returns in accordance with applicable law then prevailing.

9.3        Partnership Representative. Unless otherwise provided by the Code or the Income Tax Regulations thereunder, VestFundr Management, LLC shall be the “Partnership Representative,” as such term is used in Code ?6223 (the “Partnership Representative”). VestFundr Management, LLC shall make all decisions for the Company and any Company Series relating to tax matters including, without limitation, whether to make any tax elections (including the election under Code ?754), the positions to be taken on the Company’s or Series’ tax returns and the settlement, further contest or litigation of any audit matters raised by the Internal Revenue Service or any other taxing authority.

9.4        Tax Matters Member. The Tax Matters Member shall be the “Partnership Representative” for U.S. federal income tax purposes.

(a)            Authority and Duties. The Partnership Representative shall have all of the authority, duties and responsibilities as set forth in Code ??6221 – 6241 and the regulations thereunder (the “Partnership Audit Rules”) including but not limited to elections related to an audit; matters arising from the audit; the audit proceedings, including receiving notices of the commencement of an audit and requests for information; providing information to the Internal Revenue Service (the “IRS”) with regards to the audit; meeting with IRS personnel to discuss and settle the audit; extending the statute of limitations for the Members and the Company or Company Series; binding the Company, Company Series and the Members to a settlement with respect to the audit matters; electing not to contest the notice of final Company adjustments in court or to contest all or any portion of the matter in court and to choose the court forum; filing an election out; making decisions regarding the payment of the imputed underpayment; making a push-out election; entering into a closing agreement with the IRS; requesting multiple imputed underpayments; filing an Administrative Adjustment Request; and deciding whether to settle with IRS appeals or to settle litigation and whether to appeal an adverse court decision.

(b)           Acceptance and Term. The Partnership Representative must accept such appointment in writing if desired by the Manager and provide a written confirmation to the partnership that it satisfies the substantial presence requirement of Code ?6223(a) and the regulations thereunder. A Partnership Representative shall serve until his, her, or the entity’s death, resignation, incapacity, bankruptcy, revocation, removal, or a determination by the IRS that the designation is not effective.

(c)            Push-Out Election. The Partnership Representative may, with the consent of the Manager, timely file such election forms, statements and other information required by the Partnership Audit Rule to make the push-out election, as provided in Code ?6226.

(d)           Resignation. A Partnership Representative may resign at any time by giving written notice to the Manager. The resignation of the Partnership Representative shall take effect upon the appointment of a successor Partnership Representative or at such other time agreed upon by the Manager. The resigning Partnership Representative shall follow the directions of the Manager in connection with the appointment of a successor Partnership Representative and the filing of such statements, forms and other document with the IRS as required by the Partnership Audit Rules. Notwithstanding the foregoing, in the event such resignation is not effective for purposes of the Partnership Audit Rules, the resigning Partnership Representative shall take any and all actions and sign and deliver any and all documents, instruments, elections and agreement as directed by the Manager until such resignation is effective for purposes of the Partnership Audit Rules.

(e)            Revocation of Designation. The designation of Partnership Representative may be revoked with or without cause by a written notice from the Manager. The Partnership Representative whose designation has been revoked shall follow the directions of the Manager in connection with the appointment of a successor Partnership Representative and the filing of such statements, forms and other document with the IRS as required by the Partnership Audit Rules. Notwithstanding the foregoing, in the event such revocation is not effective for purposes of the Partnership Audit Rules and in any event prior to the effective appointment of a successor, the Partnership Representative whose designation has been revoked shall take any and all actions and sign and deliver any and all documents, instruments, elections and agreement as directed by the Manager until such revocation is effective for purposes of the Partnership Audit Rules.

(f)            Vacancies. If there is a vacancy in the position of Partnership Representative, a successor Partnership Representative shall be designated by the Manager.

(g)           Compensation. The Partnership Representative may receive reasonable compensation for the services rendered, to be determined by the Manager.

(h)           Costs, Expenses and Professional Fees. The Company and any Company Series shall reimburse the Partnership Representative for all costs and expenses reasonably incurred in connection with his, her, or the entity’s actions under the Partnership Audit Rules. The Partnership Representative is hereby authorized to engage professionals, experts and advisors in connection with its performance of its duties under the Partnership Audit Rules and incur costs, expenses, professional and other fees on behalf of the Company or a Company Series. The Partnership Representative shall obtain approval of the Manager in advance of incurring any expense in excess of fifty thousand dollars ($50,000) in connection with the engaging professionals, experts, advisors, audits, appeal, and litigation through all appeals.

(i)             Standard of Care. The Partnership Representative shall act in good faith and shall use commercially reasonable best efforts to carry out the duties, authority and responsibilities set forth in this Agreement and the Partnership Audit Rules. The Partnership Representative does not, in any way, guarantee the results of any Company or Company Series audit. The Partnership Representative shall have no conflict of interest that would violate his, her, or the entity’s fiduciary duties to the Company. The Partnership Representative shall be subject to a confidentiality requirement.

(j)             Partnership Representative Has No Exclusive Duty to Company. The Partnership Representative shall not be required to act in such capacity as his, her or the entity’s sole and exclusive function. The Partnership Representative shall devote such time to this position as is commercially reasonable to fulfill their obligations, responsibilities and duties.

(k)           Correction of Economic Distortions. The Members intend that the economic consequences of an imputed underpayment for any reviewed year shall be borne by the Members in the same manner as if the adjustments had been correctly reported on the reviewed year Membership return. Therefore, notwithstanding anything to the contrary herein, the Partnership Representative shall cause the Company or a Company Series to make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s capital account balance at the end of the adjustment year is to the extent possible, equal to the capital balance such Members would have had if all Company or Series items in the reviewed year had been allocated to the Members in accordance with the adjustments as determined by the notice of final Membership adjustments, any settlement with the IRS, the Justice Department or the final court decision, whichever is applicable. In addition, the Manager shall have the authority to require reviewed year Members who have transferred their Interests to reimburse the Company or a Company Series for the imputed underpayment.

(l)             Limitation on Authority of Partnership Representative. Notwithstanding anything to the contrary herein, the Partnership Representative shall not make any material agreements with the IRS (including waivers of statute of limitations), election, settlement or take any actions to settle or to litigate any adjustments set forth in the notice of final partnership adjustment under the Partnership Audit Rules without the written consent of the Manager. The Partnership Representative must receive the prior approval of the Manager prior to filling all protest, court filings, settlements, etc., and other written communications with the IRS.

(m)          Duties Owed by the Members to the Partnership Representative. Each Member hereby covenants and agrees to promptly provide the Partnership Representative with all information regarding the Member’s tax returns and tax liabilities as requested from time to time, including but not limited to proof that the Member has filed an amended return and paid any resulting tax, the Member’s address, taxpayer identification number and current contact information, the Member’s status as a tax-exempt Member, the tax rate applicable to the Member and the Member’s status as an eligible Member. The Member’s obligations hereunder shall continue notwithstanding the Member ceasing to be a Member whether resulting from a transfer, sale, withdrawal or other disposition of his, her, or the entity’s Interests in the Company or Company Series. Each Member shall notify the Partnership Representative of any inconsistent treatment of any Membership item on the Member’s return and of any settlement with the IRS regarding any Membership items.

(n)           Reliance on Advice. The Partnership Representative may rely on the services and advice of attorneys, accountants and other professional advisors or experts. The Partnership Representative shall not be liable to the Company, any Company Series or to any Member for damages, losses, or costs, any loss of value or any liability arising from such reliance.

(o)           Binding Effect of Actions by Partnership Representative. The Company, any Company Series and the Members hereby agree and acknowledge that (i) the actions of the Partnership Representative in connection with the Partnership Audit Rules shall be binding on the Company and the Members; and (ii) neither the Company nor any Company Series nor the Members have any right to contact the IRS or participate in an audit or proceedings under the Partnership Audit Rules.

(p)           Communications to Members. The Partnership Representative shall provide reports to the Members on a reasonable basis to keep them reasonably informed of the status, issues and resolution of any Company or Company Series income tax audit. The Partnership Representative shall provide the Manager and all Members with copies of all notices from the IRS within seven (7) calendar days of receipt. The Partnership Representative is required to inform the Manager, within seventy-two (72) hours of setting any and all meetings with the IRS. The Partnership Representative shall regularly update the Manager of the progress of the audit and any court proceeding. The Partnership Representative shall submit periodic written reports to the Manager concerning the status of the Company or Series audit.

(q)           Opt-Out Election. If and when every Member qualifies as eligible member under the Partnership Audit Rules, the Partnership Representative shall make the “Opt-Out” election for the Company and any Company Series, as appropriate, for any year that Members remain qualified as eligible Members. If and when every Member qualifies as eligible member under the Partnership Audit Rules, the Partnership Representative shall make the “Opt-Out” election for the Company and any Company Series, as appropriate, for any year that Members remain qualified as eligible Members.

9.5       REIT Election. In the event the Company or any Company Series qualifies for REIT status, the Manager may, in its sole and absolute discretion, make an election for the Company or any individual Series by filing an IRS Form 1120-REIT for the Company or the qualifying Series. From the effective date of the Company’s or Company Series’ election to qualify as a REIT, the Manager and its Officers shall take such action from time to time as the Manager determines is necessary or appropriate in order to maintain the Company’s or Series’ qualification as a REIT; provided, however, if the Manager determines in good faith that it is no longer in the best interests of the Company or any Series to continue to be qualified as a REIT, the Manager may authorize the Company or the relevant Series to revoke or otherwise terminate its REIT election pursuant to Section 856(g) of the Code. It is intended that the Company or any Company Series will change their tax status to be treated as a corporation for U.S. federal income tax purposes that will elect to be taxed as a REIT prior to the initial REIT election date of the Company or Series until the revocation, if any, of the relevant REIT status. After Manager’s revocation of REIT status for the Company or the relevant Series, the Company or the relevant Series shall return to partnership status for Federal income tax purposes.

Article X

TERM AND REMOVAL OF THE MANAGER

10.1        Term. The Manager shall serve as the Manager for an indefinite term and until the earlier of the (a) Manager’s resignation; (b) Manager’s withdrawal; (c) Manager’s removal; (d) Manager who is a natural person, the Manager’s death or adjudication of incompetency; or (e) Manager that is an entity, the Manager’s dissolution.

10.2        Resignation of Manager. The Manager, at any time, may resign by written notice delivered to the Members no less than thirty (30) days prior to the effective date of the resignation. Members may elect a replacement Manager with a majority vote of all Outstanding Interests. However, if the then Manager of any Company Series desires to appoint an Affiliate as the new Manager of any Company Series prior to the Manager’s resignation effective date, then such Affiliate may become the new Manager of the applicable Company Series in accordance with Section 4.3(b), without any Member approval.

10.3        Withdrawal as Manager. The Manager may withdraw as the Manager of the Company or any Company Series if the Company becomes required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.

10.4        Removal of Manager.

(a) Removal for Cause. Manager may be removed by the Members of the Company or relevant Series “for cause” through the affirmative vote of no less than a Super Majority Vote of the Members, unless otherwise specified within a Series Designation and not including any Interests owned or controlled by Manager, electing to remove the Manager from the Manager position in the Company or any relevant Series. Cause shall be defined as:

(i) in the event the Manager is found by a final non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or any Series, and,

(ii) the fraud has a material adverse effect on the Company.

(b) Notice of Potential Cause Event. The Manager shall call a meeting of all of the Members of the Company within thirty (30) calendar days of such final non-appealable judgment of a court of competent jurisdiction, at which the Members may:

(i) by Super Majority Vote of all Members, remove the Manager of the Company and each relevant Series in accordance with this Article X; and,

(ii) if the Manager is so removed, the Members may:

(1) through an affirmative majority vote of all Outstanding Interests, approve the liquidation, dissolution and termination of the Company and each of the series in accordance with Article XI; or,

(2) through a plurality vote of all Outstanding Interests, appoint a Replacement Manager.

(c) Failure to Notice Cause Event. In the event the Manager fails to call a meeting as required by this Article X, then any Member shall have the ability to demand the Register and a list of all Record Holders of the Company and all Series pursuant to Section 8.1(b) and to call a meeting at which such a vote shall be taken in accordance with Section 10.4(b) above.

(d) Effects of Manager Removal. In the event of the Manager’s removal, the Manager shall be entitled to receive all amounts that have accrued and are then currently due and payable to it pursuant to this Agreement but shall forfeit all rights to any future compensation and distributions. If the Manager of a Company Series and the Property Manager of a Series shall be the same Person or controlled Affiliates, then the Manager’s appointment as Property Manager of such Series shall concurrently automatically terminate with the Manager’s removal. Prior to its admission as a Manager of any Company Series, any Replacement Manager shall (i) acquire the Interests held by the departing Manager in such Series, if any, for fair market value and in cash immediately payable on the Transfer of such Interests, and (ii) appoint a replacement Property Manager on the same terms and conditions set forth herein and contained within the property management agreement. For the avoidance of doubt, if the Manager is removed as Manager of the Company it shall also cease to be Manager and Property Manager of each and every Company Series.

10.5        Assignment of Rights. The Manager may assign its rights under this Agreement in its entirety or delegate certain of its duties under this Agreement to any of its Affiliates without the approval of the Members so long as the Manager remains liable for any such Affiliate’s performance.

10.6        Manager Transition. In the event of the removal of the Manager, the removed Manager agrees that it shall cooperate with the Company, all Company Series Officers and the Replacement Manager and take all reasonable steps to assist in making an orderly transition of the management function to the Replacement Manager. Other than accrued fees payable to the removed Manager, no additional compensation will be paid to the removed Manager after the date of the removal of the Manager.

Article XI

DISSOLUTION, TERMINATION AND LIQUIDATION

11.1 Dissolution and Termination.

(a)            The Company shall not be dissolved by the admission of Substitute Members or Additional Members or the withdrawal of a transferring Member following a Transfer associated with any Company Series. The Company shall dissolve, and its affairs shall be wound up, upon:

(i)             an election to dissolve the Company by the Manager;

(ii)           the sale, exchange or other disposition of all or substantially all of the assets and properties of all Series, which shall include the obsolesce of a Series Property, and the subsequent election to dissolve the Company by the Manager;

(iii)          the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

(iv)          at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Act; or

(v)            an affirmative vote by the Members consisting of the majority of Outstanding Interests to dissolve the Company following the “for cause” removal of the Manager in accordance with Section 10.4.

(b)            A Company Series shall not be terminated by the admission of Substitute Members or Additional Members or the withdrawal of a transferring Member following a Transfer associated with any Series. Unless otherwise provided in the Series Designation, a Company Series shall terminate, and its affairs shall be wound up, upon:

(i)             the dissolution of the Company pursuant to Section 11.1(a);

(ii)           the sale, exchange or other disposition of all or substantially all of the assets and properties of such Series, which shall include the obsolesce of the Series Property, and the subsequent election to dissolve the Company Series by the Manager. The termination of the Company Series pursuant to this sub-paragraph shall not require the consent of the Members;

(iii)          an event set forth as an event of termination of such Company Series in the Series Designation establishing such Series;

(iv)          an election to terminate the Company Series by the Manager; or

(v)            at any time that there are no Members of such Company Series, unless the business of such Series is continued in accordance with the Act.

(c)            The dissolution of the Company or any Company Series pursuant to Section 18-801(a)(3) of the Act shall be strictly prohibited.

11.2 Liquidator. Upon dissolution of the Company or termination of any Company Series, the Manager shall select one or more Persons (which may be the Manager) to act as Liquidator. In the case of a dissolution of the Company, (i) the Liquidator shall be entitled to receive commercially reasonable compensation for its services as Liquidator; (ii) the Liquidator shall agree not to resign at any time without fifteen (15) days prior notice to the Manager and may be removed at any time by the Manager; and (iii) upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within thirty (30) days be appointed by the Manager. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XI, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Manager under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein. In the case of a termination of a Company Series, other than in connection with a dissolution of the Company, the Manager shall act as Liquidator.

11.3 Liquidation of a Series. In connection with the liquidation of a Company Series, whether as a result of the dissolution of the Company or the termination of such Series, the Liquidator shall proceed to dispose of the assets of such Series, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-215 and Section 18-804 of the Act, the terms of any Series Designation and the following:

(a)            Subject to Section 11.3(c), the Company Series assets may be disposed of by public or private sale on such terms as the Liquidator may determine. The Liquidator may defer liquidation for a reasonable time if it determines, in its sole discretion, that an immediate sale or distribution of all or some of the assets would be impractical or would cause undue loss to the Members associated with such Series.

(b)            Liabilities of each Company Series include amounts owed to the Liquidator as compensation for serving in such capacity, subject to the terms of Section 11.2, as well as any outstanding Operating Expenses Reimbursement Obligations and any other amounts owed to Members associated with such Series otherwise than in respect of their distribution rights under Article VII. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of Free Cash Flows or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)            Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Interests of the applicable Series), all property and all Free Cash Flows in excess of that required to discharge liabilities as provided in Section 11.3(b) shall be distributed to (i) the holders of the Class A Interests of the Series on an equal per Interest basis until all Unrecovered Capital Contributions are returned, (ii) the holders of the other Classes of Interests on an equal per Interest basis until all their Unrecovered Capital Contributions are returned, and thereafter (iii) distributed to all Members in accordance with the last Preferred Allocation provided for in the relevant Series Designation “Exhibit 1.”

11.4 Cancellation of Certificate of Formation. In the case of a dissolution of the Company, upon the completion of the distribution of all Free Cash Flows and property in connection the termination of all Company Series, other than the reservation of amounts for payments in respect of the satisfaction of liabilities of the Company or any Series, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken by the Liquidator or the Manager, as applicable.

11.5 Return of Contributions. No Member, the Manager or any Officer of the Company or associated with any Company Series or any of their respective Affiliates, officers, directors, members, shareholders, employees, managers, partners, controlling Persons, agents or independent contractors shall be personally liable for, or have any obligation to contribute or loan any monies or property to the Company or any Series to enable it to effectuate the return of the Capital Contributions of the Members associated with a Series, or any portion thereof. It is expressly understood among the parties hereto that any such return of Capital Contributions shall be made solely from Company Series assets and Series Property.

11.6 Waiver of Partition. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each Member hereby irrevocably waives any right or power that such Member might have to cause the Company, any Company Series or any of the Company’s or Series’ asset(s) or Series Property(s) to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company or any Series, to compel any sale of all or any portion of the assets of the Company or any Series pursuant to any applicable law, or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up, or termination of the Company or any Series. No Member shall have any recognizable interest in any specific asset(s) of the Company or any Company Series including any Series Property(s).

Article XII

AMENDMENT OF AGREEMENT OR ANY SERIES DESIGNATION

12.1 General. Except as provided in Section 12.2, the Manager may amend any of the terms of this Agreement or any Series Designation as it determines in the Manager’s sole and absolute discretion without the advice or consent of any of the Members. Without limiting the foregoing, the Manager, without the approval of any Member, may amend any provision of this Agreement or any Series Designation, and execute, swear to, acknowledge, deliver, file and record any documents that may be required in connection therewith, to reflect:

(a)            a change that the Manager determines to be necessary or appropriate in connection with any action taken or to be taken by the Manager pursuant to the authority granted in Article V hereof;

(b)            a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(c)            the admission, substitution, withdrawal or removal of Members in accordance with this Agreement or any Series Designation;

(d)            a change that the Manager determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that each Company Series will continue to be taxed as an entity for U.S. federal income tax purposes;

(e)            a change that the Manager determines to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Act);

(f)             a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of the Interests (including, without limitation, the division of any class or classes or series of Outstanding Interests into different classes or Company Series to facilitate uniformity of tax consequences within such classes or Series) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange or over-the-counter market on which Interests are or will be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Members;

(g)            a change that is required to affect the intent expressed in any Offering Document or the intent of the provisions of this Agreement or any Series Designation or is otherwise contemplated by this Agreement or any Series Designation;

(h)            a change in the fiscal year or taxable year of the Company or any Company Series and any other changes that the Manager determines to be necessary or appropriate;

(i)             an amendment that the Manager determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, any Officers or any trustees or agents of the Company from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act, or plan asset regulations adopted under ERISA, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(j)             an amendment that the Manager determines to be necessary or appropriate in connection with the establishment or creation of additional Company Series pursuant to Section 3.4 or the authorization, establishment, creation or issuance of any class or series of Interests of any Company Series pursuant to Section 3.5 and the admission of Additional Members;

(k) any other amendment other than an amendment expressly requiring consent of the Members as set forth in Section 12.2; and,

(l) any other amendments substantially similar to the foregoing.

12.2 Certain Amendment Requirements. Notwithstanding the provisions of Section 12.1:

(a)       no amendment to this Agreement shall be made without the affirmative consent of the Members holding no less than a majority of all of the Outstanding Interests that:

(i)       decreases the percentage of Outstanding Interests required to take any action hereunder;

(ii)       materially adversely affects the rights of all of the Members;

(iii)          modifies Section 11.1(a) or gives any Person the right to dissolve the Company; or,

(iv)          modifies the term of the Company.

(b)       no amendment to a Series Designation shall be made without the affirmative consent of the Members holding no less than a Super Majority Vote of the Outstanding Interests of a particular Company Series that materially adversely affects the rights of any of the holders of Interests of that particular Series or as compared to holders of Interests of other Series.

12.3 Amendment Approval Process. If the Manager desires to amend any provision of this Agreement or any Series Designation, other than as permitted by Section 12.1, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then call a meeting of the Members entitled to vote in respect thereof for the consideration of such Agreement or Series Designation amendment. Amendments to this Agreement or any Series Designation may be proposed only by or with the consent of the Manager. Such meeting shall be called and held upon notice in accordance with Article XIII of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Manager shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment affecting all of the Members of all of the Company Series shall be effective upon its approval by the affirmative vote of the holders of not less than a majority of the Outstanding Interests of all Company Series, voting together as a single class, unless a greater percentage is required under this Agreement or by Delaware law. A proposed amendment materially adversely affecting all of the Members of a particular Company Series shall be effective upon its approval by the affirmative vote of the Holders of not less than a majority of the Outstanding Interests of such affected Series, unless a greater percentage is required under this Agreement or by Delaware law. The Company shall deliver to each Member prompt notice of the adoption of any amendment made to this Agreement or any Series Designation pursuant to this Article XII.

Article XIII

MEMBER MEETINGS

13.1 Meetings. The Company shall not be required to hold an annual meeting of the Members. The Manager may, on dates and at times in its sole discretion, convene meetings of the Company or any Company Series. Any Company or Company Series meeting of Members may be held at a physical location or by utilizing commercially available electronic methods including conference telephone, video conference or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting shall constitute presence in person at the meeting. The Manager shall provide notice to relevant Company or Company Series Interest Holders at the electronic communications address provided within the Company Register of the date, time and location, either physical or electronic, no less than five (5) Business Days prior to the Company or Series meeting. The non-receipt by any Member of a notice convening a meeting shall not invalidate the proceedings at that meeting.

13.2 Quorum; Company or Series. No business shall be transacted at any meeting unless a quorum of Members is present at the time when the relevant meeting proceeds to business. Members holding no less than fifty percent (50%) of Outstanding Interests, present in person or by proxy, shall constitute a quorum for Company meetings. Members holding no less than fifty percent (50%) of Outstanding Interests in a Series, present in person or by proxy, shall constitute a quorum for that particular Company Series. In the event a Company or Series meeting is not quorate, the Manager may adjourn or cancel the meeting, as the Manager determines in its sole discretion.

13.3 Chairman. Any designee of the Manager shall preside as chairman of any meeting of the Company or any Company Series.

13.4 Voting Rights. Subject to the provisions of any class or series of Interests of any Company Series then Outstanding, the Members shall be entitled to vote only on those matters provided for under the terms of this Agreement.

13.5 Extraordinary Actions. Except as specifically provided in this Agreement, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of Interests constituting a majority of all the votes entitled to be cast on the matter.

13.6 Manager Approval. Other than as provided for in Article X, the submission of any action of the Company or a Company Series to Members for their consideration shall first be approved in writing by the Manager.

13.7 Action By Members without a Meeting. Any Series Designation may provide therein that any action required or permitted to be taken by the holders of the Interests to which such Series Designation relates may be taken without a meeting by the written consent of such holders or Members entitled to cast a sufficient number of votes to approve the matter as required by statute, Series Designation or this Agreement, as the case may be.

13.8 Manager Interests. Unless otherwise expressly provided in this Agreement, the Manager or any of its Affiliates who hold any Interests shall not be entitled to vote in its capacity as Holder of such Interests on matters submitted to the Members for approval, and no such Interests shall be deemed Outstanding for purposes of any such vote.

Article XIV

CONFIDENTIALITY

14.1 Confidentiality Obligations. Members agree that all information contained in the accounts and reports prepared in accordance with Article VIII and any other information disclosed to a Member under or in connection with this Agreement is confidential and non-public and each Member undertakes to treat that information as confidential information and to hold that information in confidence. No Member shall, and each Member shall ensure that every Person connected with or associated with that Member shall not, disclose to any Person or use to the detriment of the Company, any Company Series, any Member or any Series Property any confidential information which may have come to its knowledge concerning the affairs of the Company, any Company Series, any Member, any Series Property or any potential Series Property, and each Member shall use any such confidential information exclusively for the purposes of monitoring and evaluating its investment in the Company. This Section 14.1 is subject to Section 14.2 and Section 14.3.

14.2 Exempted information. The obligations set out in Section 14.1 shall not apply to any information which:

(a)            is public knowledge and readily publicly accessible as of the date of such disclosure;

(b)            becomes public knowledge and readily publicly accessible, other than as a result of a breach of this Article XIV; or

(c)            has been publicly filed with the U.S. Securities and Exchange Commission.

14.3 Permitted Disclosures. The restrictions on disclosing confidential information set out in Section 14.1 shall not apply to the disclosure of confidential information by a Member:

(a)            to any Person with the prior written consent of the Manager, whose consent may be given or withheld in the Manager’s sole and absolute discretion;

(b)            if required by law, rule or regulation applicable to the Member, including without limitation disclosure of the tax treatment or consequences thereof, or by any Governmental Entity having jurisdiction over the Member, or if requested by any Governmental Entity having jurisdiction over the Member, but in each case only if the Member (unless restricted by any relevant law or Governmental Entity): (i) provides the Manager with reasonable advance notice of any such required disclosure; (ii) consults with the Manager prior to making any disclosure, including in respect of the reasons for and content of the required disclosure; and (iii) takes all reasonable steps permitted by law that are requested by the Manager to prevent the disclosure of confidential information including (1) using reasonable endeavors to oppose and prevent the requested disclosure and (2) returning to the Manager any confidential information held by the Member or any Person to whom the Member has disclosed that confidential information in accordance with this Section 14.3; or

(c)            to its trustees, officers, directors, employees, legal advisers, accountants, investment managers, investment advisers and other professional consultants who would customarily have access to such information in the normal course of performing their duties, but subject to the condition that each such Person is bound either by professional duties of confidentiality or by an obligation of confidentiality in respect of the use and dissemination of the information no less onerous than this Article XIV.

Article XV

GENERAL PROVISIONS

15.1 Addresses and Notices.

(a)            Any notice to be served in connection with this Agreement shall be served in writing (which, for the avoidance of doubt, shall include e-mail) and any notice or other correspondence under or in connection with this Agreement shall be delivered to the relevant party at the address given in this Agreement (or, in the case of a Member, in its Form of Adherence) or to such other address as may be notified in writing for the purposes of this Agreement to the party serving the document and that appears in the books and records of the relevant Series. The Company intends to make transmissions by electronic means to ensure prompt receipt and may also publish notices or reports on a secure electronic application to which all Members have access, including without limitation the Company platform or any successor thereto, and any such publication shall constitute a valid method of serving notices under this Agreement.

(b)           Any notice or correspondence shall be deemed to have been served as follows:

(i)        in the case of hand delivery, on the date of delivery if delivered before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following delivery;

(ii)        in the case of service by U.S. registered mail, on the third (3rd) Business Day after the day on which it was posted;

(iii)        in the case of e-mail (subject to oral or electronic confirmation of receipt of the e-mail in its entirety), on the date of transmission if transmitted before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following transmission; and

(iv)        in the case of notices published on an electronic application, on the date of publication if published before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following publication.

(c)            In proving service, other than service by e-mail, it shall be sufficient to prove that the notice or correspondence was properly addressed and left at or posted by registered mail to the place to which it was so addressed.

(d)           Any notice to the Company, including any Series, shall be deemed given if received by any member of the Manager at the principal office of the Company designated pursuant to Section 2.3. The Manager and the Officers may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

15.2 Further Action. The parties to this Agreement shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

15.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

15.4 Integration. This Agreement, together with the applicable Form of Adherence and any applicable Series Designation, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

15.5 Creditors and Third Parties. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company or any Company Series. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

15.6 Waiver. No consent or waiver, express or implied, by the Company, a Company Series or a Member to or of any breach or default by the Manager or any Member in the performance by the Manager or such Member of his, her or the entity’s obligations under this Agreement shall constitute a consent to or waiver of any similar breach or default by that or any other Manager or Member. Failure by the Company, Company Series or a Member to complain of any act or omission to act by the Manager or any Member, or to declare such Manager or Member in default, irrespective of how long such failure continues, shall not constitute a waiver by the Company, Series or such Member of his, her or the entity’s rights under this Agreement.

15.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto (which signature may be provided electronically) or, in the case of a Person acquiring an Interest, upon acceptance of its Form of Adherence.

15.8 Applicable Law and Jurisdiction.

(a)            This Agreement and the rights of the parties shall be governed by and construed in accordance with the laws of the State of Delaware. Non-contractual obligations (if any) arising out of or in connection with this agreement (including its formation) shall also be governed by the laws of the State of Delaware. The rights and liabilities of the Members in the Company and each Company Series and as between them shall be determined pursuant to the Act and this Agreement. To the extent the rights or obligations of any Member are different by reason of any provision of this Agreement than they would otherwise be under the Act in the absence of any such provision, or even if this Agreement is inconsistent with the Act, this Agreement shall control, except to the extent the Act prohibits any particular provision of the Act to be waived or modified by the Members, in which event any contrary provisions hereof shall be valid to the maximum extent permitted under the Act.

(b)            To the fullest extent permitted by applicable law, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement that are related to U.S. securities laws and not subject to arbitration in accordance with Section 15.9, shall be brought and venued in either (i) Fourth Judicial District Court for the State of Idaho in Boise, Idaho or (ii) the United States District Court (the “USDC”) of Idaho in Boise, Idaho and each Member hereby consents to the exclusive jurisdiction of the Fourth Judicial District Court for the State of Idaho or USDC in the District of Idaho (and of the appropriate appellate courts therefrom) in any suit, action or proceeding, and irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. To the fullest extent permitted by applicable law, each Member hereby waives the right to commence an action, suit or proceeding seeking to enforce any provisions of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby or thereby in any court outside of the Fourth Judicial District Court for the State of Idaho in Boise, Idaho or the USDC of Idaho in Boise, Idaho except to the extent otherwise explicitly provided herein. The provisions of this Section 15.8(b) shall not be applicable to an action, suit or proceeding to the extent it pertains to a matter as to which the claims are exclusively vested in the jurisdiction of a court or forum other than the Fourth Judicial District Court for the State of Idaho or the USDC of Idaho, or if the Fourth Judicial District Court for the State of Idaho or the USDC of Idaho do not have jurisdiction over such matter.

(c)            Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any court. Without limiting the foregoing, each party agrees that service of process on such party by written notice pursuant to Section 15.1 will be deemed effective service of process on such party.

(d)            TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EVERY PARTY TO THIS AGREEMENT AND ANY OTHER PERSON WHO BECOMES A MEMBER OR HAS RIGHTS AS AN ASSIGNEE OF ANY PORTION OF ANY MEMBERS MEMBERSHIP INTEREST HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AS TO ANY MATTER UNDER THIS AGREEMENT OR IN ANY OTHER WAY RELATING TO THE COMPANY OR THE RELATIONS UNDER THIS AGREEMENT OR OTHERWISE AS TO THE COMPANY AS BETWEEN OR AMONG ANY SAID PERSONS. CLAIMS UNDER THE FEDERAL SECURITIES LAWS SHALL NOT BE SUBJECT TO THIS JURY TRIAL WAIVER PROVISION.

(e)            Notwithstanding anything contrary in this Section 15.8 or Section 15.9, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Additionally, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in this Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal and state courts have concurrent or exclusive jurisdiction, as the case may be, and Interest Holders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

15.9 Dispute Resolution. In the event of any dispute or disagreement between the parties hereto as to the interpretation of any provision of this Agreement (or the performance of obligations hereunder), the matter, upon written request of any party, shall be referred to representatives of the parties for decision. The representatives shall promptly meet, in good faith either physically or through commercially available electronic means, with the assistance of a third-party mediator who has previously practiced law as a litigator. If the representatives do not agree upon a decision within thirty (30) calendar days after reference of the matter to the mediator, any controversy, dispute or claim arising out of or relating in any way to this Agreement or the transactions arising hereunder shall be settled exclusively by arbitration filed in and administered by the American Arbitration Association (AAA) Miami, Florida office. Such arbitration shall be settled by arbitration administered by the AAA in accordance with its then prevailing Commercial (or other) Arbitration Rules, by one (1) independent and impartial arbitrator selected in accordance with such rules. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ? 1 et seq. The fees and expenses of AAA and the arbitrator shall be shared equally by the parties to the dispute and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrator shall award costs and expenses (including the costs of the arbitration previously advanced and the reasonable fees and expenses of attorneys, accountants and other experts) to the prevailing party, so long as the prevailing party had previously engaged in good faith mediation. Failure of a party to act in good faith during the mediation process shall prohibit the prevailing party to recover any cost of the arbitration and attorney and accounting fees. No pre-arbitration discovery shall be permitted, except that the arbitrator shall have the power in his sole discretion, on application by any party, to order pre-arbitration examination solely of those witnesses and documents that any other party intends to introduce in its case-in-chief at the arbitration hearing. The parties shall instruct the arbitrator to render such arbitrator’s award within thirty (30) calendar days following the conclusion of the arbitration hearing. The arbitrator shall not be empowered to award to any party any damages of the type not permitted to be recovered under this Agreement in connection with any dispute between or among the parties arising out of or relating in any way to this Agreement or the transactions arising hereunder, and each party hereby irrevocably waives any right to recover such damages. Notwithstanding anything to the contrary provided in this Section 15.9 and without prejudice to the above procedures, any party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitrator is selected and available to hear such party’s request for temporary relief. The award rendered by the arbitrator shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction. The decision of the arbitrator shall be in writing and shall set forth findings of fact and conclusions of law. Notwithstanding anything to the contrary, this Section 15.9 Dispute Resolution provision does not apply to claims brought to enforce any liability or duty created under U.S. federal securities laws including the Securities Act or the Exchange Act.

15.10     Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

15.11     Currency. Unless otherwise specified, all currency amounts in this Agreement refer to the lawful currency of the United States of America.

15.12     Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

(Signatures Follow on Next Page)

IN WITNESS WHEREOF, this Agreement has been executed as of the ___ day of February 2026.

MANAGER

VestFundr Management, LLC.

______________________________

Ronald Walsh

Managing Principal

COMPANY

VestFundr, LLC

By: VestFundr Management, LLC, its Manager

______________________________

Ronald Walsh

Managing Principal of Manager

CLASS C MEMBER

VestFundr Management, LLC.

______________________________

Ronald Walsh

Managing Principal

[SIGNATURE PAGE FOR INDIVIDUALS ONLY]

IN WITNESS WHEREOF, the undersigned hereby executes and enters into the VestFundr, LLC Operating Agreement as a Class A Member and agrees to be bound by the terms and conditions thereof as of the date first above written. The undersigned hereby authorizes this signature page to be attached as a counterpart of the Operating Agreement.

CLASS A MEMBER

Name:
Signature: ___________________
Address: ____________________
____________________
____________________
SSN: ____________________

Consent Of Spouse

The undersigned, being the spouse of the above-named Member who signed the VestFundr, LLC’s Operating Agreement, has read and hereby approves of the terms thereof, and consents to each of the transactions contemplated thereby, including but not limited to the restrictions on transfer of Class A Units and the repurchase provisions applicable to Class A Units. The undersigned hereby agrees that his or her spouse may join in any future amendment, restatement, modification or supplement of the Operating Agreement without any further signature, acknowledgement, agreement or consent on the undersigned’s part; and further agrees that any interest which he or she may have in Units in the Company owned directly or beneficially by his or her spouse shall be subject to the provisions of the Operating Agreement.

Dated:
Name: ____________________________

[SIGNATURE PAGE FOR ENTITIES ONLY]

IN WITNESS WHEREOF, the undersigned hereby executes and enters into the VestFundr, LLC Operating Agreement as a Class A Member and agrees to be bound by the terms and conditions thereof as of the date first above written. The undersigned hereby authorizes this signature page to be attached as a counterpart of the Operating Agreement.

CLASS A MEMBER
Entity:
By:
Its:

Signature:

Address: ____________________
____________________
____________________
EIN: ____________________

[SIGNATURE PAGE FOR IRAs ONLY]

IN WITNESS WHEREOF, the undersigned hereby executes and enters into the VestFundr, LLC Operating Agreement as a Class A Member and agrees to be bound by the terms and conditions thereof as of the date first above written. The undersigned hereby authorizes this signature page to be attached as a counterpart of the Operating Agreement.

CLASS A MEMBER
IRA:
FBO:
By:
Its: Custodian

Signature:

Address: ____________________
____________________
____________________
SSN: ____________________ (beneficial owner)

[SIGNATURE PAGE FOR 401Ks ONLY]

IN WITNESS WHEREOF, the undersigned hereby executes and enters into the VestFundr, LLC Operating Agreement as a Class A Member and agrees to be bound by the terms and conditions thereof as of the date first above written. The undersigned hereby authorizes this signature page to be attached as a counterpart of the Operating Agreement.

CLASS A MEMBER
401K:
FBO:
By:
Its: Custodian

Signature:

Address: ____________________
____________________
____________________
SSN: ____________________ (beneficial owner)

[SIGNATURE PAGE FOR TRUSTS ONLY]

IN WITNESS WHEREOF, the undersigned hereby executes and enters into the VestFundr, LLC Operating Agreement as a Class A Member and agrees to be bound by the terms and conditions thereof as of the date first above written. The undersigned hereby authorizes this signature page to be attached as a counterpart of the Operating Agreement.

CLASS A MEMBER
Trust:
By:
By:
Its: Trustee(s)
Signature:

Signature:

Address: __________________________
__________________________
__________________________
EIN: __________________________

[SIGNATURE PAGE FOR INDIVIDUALS ONLY]

IN WITNESS WHEREOF, the undersigned hereby executes and enters into the VestFundr, LLC Operating Agreement as a Class B Member and agrees to be bound by the terms and conditions thereof as of the date first above written. The undersigned hereby authorizes this signature page to be attached as a counterpart of the Operating Agreement.

CLASS B MEMBER

Name:
Signature: ___________________
Address: ____________________
____________________
____________________
SSN: ____________________

Consent Of Spouse

The undersigned, being the spouse of the above-named Member who signed the VestFundr, LLC’s Operating Agreement, has read and hereby approves of the terms thereof, and consents to each of the transactions contemplated thereby, including but not limited to the restrictions on transfer of Class B Units and the repurchase provisions applicable to Class B Units. The undersigned hereby agrees that his or her spouse may join in any future amendment, restatement, modification or supplement of the Operating Agreement without any further signature, acknowledgement, agreement or consent on the undersigned’s part; and further agrees that any interest which he or she may have in Units in the Company owned directly or beneficially by his or her spouse shall be subject to the provisions of the Operating Agreement.

Dated:
Name: ____________________________

[SIGNATURE PAGE FOR ENTITIES ONLY]

IN WITNESS WHEREOF, the undersigned hereby executes and enters into the VestFundr, LLC Operating Agreement as a Class B Member and agrees to be bound by the terms and conditions thereof as of the date first above written. The undersigned hereby authorizes this signature page to be attached as a counterpart of the Operating Agreement.

CLASS B MEMBER
Entity:
By:
Its:

Signature:

Address: ____________________
____________________
____________________
EIN: ____________________